MASTER LESSOR'S CONSENT TO SUBLEASE

     1. North American Resort Properties, Inc., as landlord ("Master Lessor"), hereby consents to that certain sublease ("Sublease") between Spectrian Corporation, a Delaware corporation, as sublessor ("Sublessor"), and GPS Management Services, Inc., a California corporation, as sublessee ("Sublessee"), a copy of which Sublease is attached hereto as Exhibit "A" and incorporated herein by this reference, concerning that certain real property comprised of an approximately 40,000 square foot single story building located at 3900 Atherton Road, Rocklin, California, which is currently leased by Master Lessor to Sublessor pursuant to that certain lease dated December 19, 1997, as amended by that certain First Amendment to Lease dated February 19, 1998 (collectively, the "Master Lease").

     2. Master Lessor hereby acknowledges receipt of a copy of the Sublease, and consents to the terms and conditions of the Sublease. Master Lessor, Sublessor and Sublessee each acknowledge and agree that Master Lessor is not a party to the Sublease, and Master Lessor is not obligated to perform any term, provision, covenant, condition or obligation under the Sublease.

     3. Sublessor hereby acknowledges and agrees that neither its entry into the Sublease, nor Master Lessor's consent thereto, shall in any manner or way release, diminish, impair, affect or alter Sublessor's primary and direct obligations to Master Lessor under the Master Lease.

     4. Sublessor and Sublessee acknowledge and agree that the Sublease may not be amended, extended, modified, renewed or cancelled in any manner or way without the prior written consent of Master Lessor, which consent shall not be unreasonably withheld and shall be granted or denied within ten (10) business days after written request therefor; provided, however, that notwithstanding the foregoing, Sublessor may cancel or terminate the Sublease without Master Lessor's or Sublessee's consent in the event of a default by Sublessee under the Sublease or in the event of a casualty or condemnation which would otherwise give Sublessor termination rights under the Sublease.

     5. From and after the receipt by Sublessee of any written notice from Master Lessor alleging that an "event of default" (as defined in the Master Lease) by Sublessor (as "Tenant" under the Master Lease) has occurred under the Master Lease, and notwithstanding any contrary contention or subsequent instruction by Sublessor, Sublessor hereby irrevocably authorizes and instructs Sublessee to pay all rents due under the Sublease directly to Master Lessor (and otherwise to attorn and perform its obligations under the Sublease directly to Master Lessor). If Master Lessor provides written notice to Sublessee and Sublessor that an "event of default" (as defined in the Master Lease) by Sublessor (as "Tenant" under the Master Lease) has occurred under the Master Lease and said alleged event of default continues for ten (10) business days after written notice from Master Lessor to Sublessee of such event of default, then Sublessee shall perform or pay, as appropriate, such obligation on behalf of Sublessor and may deduct the costs incurred in performing or paying such obligations from the Rents next due and owing to Sublessor under the Sublease but no such payment shall relieve Sublessee from any of its obligations to Master Lessor.

     6. To the extent that Sublessee pays its rent under the Sublease, and/or otherwise attorns directly, to Master Lessor pursuant to the foregoing paragraph 5, Sublessor hereby acknowledges and agrees that Sublessee's obligations under the Sublease shall thereby be satisfied to the extent of Sublessee's direct payment and/or performance to Master Lessor, and Master Lessor shall apply and/or credit all Rent and other monetary payments Master Lessor receives from Sublessee to any amounts owed by Sublessor as "Tenant" under the Master Lease. To the extent that Sublessee pays its rent under the Sublease, and/or otherwise attorns directly, to Master Lessor and/or performs Sublessor's obligations under the Master Lease pursuant to the foregoing paragraph 5, Master Lessor hereby acknowledges and agrees that Sublessor's obligations as "Tenant" under the Master Lease shall thereby be satisfied to the extent of Sublessee's direct payment and/or performance to Master Lessor. Notwithstanding any such receipt by Master Lessor of such direct payment(s) and/or performance(s) by Sublessee, however, Sublessor shall not be released from its liability under the Master Lease, nor shall Master Lessor thereby become a party to the Sublease nor in any way obligated thereunder. Except to the extent of the grossly negligent or intentional misconduct of Master Lessor, or its agents or employees, Sublessor agrees to release Sublessee and Master Lessor from any and all liabilities, claims or causes of action arising out of Sublessee's direct payment(s) and/or performance(s) to Master Lessor as provided herein.

     7. In any action or dispute between the parties arising out of or in any way connected with this Master Lessor's Consent, the prevailing party in such action or dispute (whether by way of judgment, arbitration award, mediation, settlement or otherwise, and whether or not suit is commenced), shall be entitled to collect from the other party the prevailing party's costs and expenses incurred in connection with such dispute, including, without limitation, all litigation costs and reasonable attorneys' fees.

     8. Notwithstanding any provision of the Sublease or the Master Lease to the contrary, if the Master Lease terminates for any reason (other than as a result of (a) a default caused by Sublessee under the Sublease or (b) the exercise by Master Lessor or the exercise by Sublessor, in its capacity as "Tenant" under the Master Lease, of its rights to terminate because of eminent domain and/or damage and destruction), the Sublease shall be automatically deemed terminated, but the Master Lessor shall recognize the Sublease as a direct Lease between Master Lessor and Sublessee except that to the extent any provision of the Sublease is less favorable to Master Lessor than the provision of the Master Lease, the provision of the Master Lease shall be deemed incorporated into the Sublease and supersede any such contrary or inconsistent provision.

     9. Notwithstanding anything to the contrary in the Master Lease, if Sublessee requests the consent of Sublessor and Master Lessor to install or construct any alterations or improvements in the Subleased Premises, Master
Lessor shall notify Sublessee within twenty (20) days after Master Lessor receives Sublessee's request for consent (provided, Sublessee's notice contains all required information relating to the proposed alterations and improvements as required under the Master Lease), as to whether any such alterations or improvements will need to be removed from the Subleased Premises by Sublessee on or prior to the Expiration Date or any sooner termination of this Sublease. Master Lessor hereby agrees that both Sublessor and Sublessee shall be entitled to rely on Master Lessor's notice with respect thereto.

     10. Notwithstanding anything to the contrary in the Sublease or Section 21 of the Master Lease:

          (a) Sublessee shall have the right, without Master Lessor's consent, to assign the Sublease or sublet the Subleased Premises to any entity which controls or is under common control with Sublessee (each a ?Gap Affiliate?) provided that (i) The Gap, Inc. owns 100% of the Gap Affiliate, (ii) Sublessee delivers written notice thereof to Master Lessor at least thirty (30) days prior to the proposed transfer with all documentation necessary to determine whether the transfer meets the requirements of this subsection 10(a), certified by Sublessee, (iii) the Gap Affiliate has a net worth of at least Ten Million Dollars ($10,000,000), (iv) in the event of assignment(s), the assignor and assignee shall be and remain jointly and severally liable to Master Lessor for any and all obligations of Sublessee, and (v) Sublessee otherwise complies with
Section 21 of the Master Lease, including without limitation subsection 21.B thereof, as incorporated into the Sublease;

          (b) if GPS Management Services, Inc., the original Sublessee, assigns this Sublease to a Gap Affiliate, a subsequent change in control of such Gap Affiliate shall not be deemed a Transfer under the Master Lease, provided that
(i) The Gap, Inc. still owns 100% of the ?Sublessee? under the Sublease, (ii) the Sublessee delivers written notice thereof to Master Lessor at least thirty
(30) days prior to the proposed transfer with all documentation necessary to determine whether the transfer meets the requirements of this subsection 10(b), certified by Sublessee, (iii) the Gap Affiliate has a net worth of at least Ten Million Dollars ($10,000,000), and (iv) Sublessee otherwise complies with
Section 21 of the Master Lease, including without limitation subsection 21.B thereof, as incorporated into the Sublease;

          (c) nothing herein shall be deemed to prohibit, or require Master Lessor's consent to, the sale of Sublessee?s stock publicly over a recognized securities exchange or over-the-counter market;

          (d) occupancy of portions of the Subleased Premises (but not the entire Subleased Premises) from time to time by one or more Gap Affiliates that are wholly-owned by The Gap, Inc. shall not be deemed a Transfer under the Master Lease; provided that (i) Sublessee delivers written notice thereof to Master Lessor at least thirty (30) days prior to the proposed transfer with all documentation necessary to determine whether the transfer meets the requirements of this subsection 10(d), certified by Sublessee and (ii) Sublessee otherwise complies with Section 21 of the Master Lease, including without limitation, subsection 21.B thereof, as incorporated into the Sublease; and

          (e) Sublessee may allow any person or company (i) which is a client or customer of GPS Management Services, Inc. or (ii) which is providing services to GPS

Management Services, Inc. and/or The Gap, Inc., to occupy certain portions of the Subleased Premises (but not the entire Subleased Premises) without such occupancy being deemed a Transfer under the Master Lease and without Master Lessor's consent; provided that (aa) Sublessee otherwise complies with Section 21 of the Master Lease, including without limitation, subsection 21.B thereof, as incorporated into the Sublease; and (bb) Sublessee shall be required, within thirty (30) days after request from Master Lessor, to deliver to Master Lessor a written list of the current occupants of the Subleased Premises, which list shall describe the relationship of such occupants to Sublessee.

          (f) Master Lessor hereby agrees that Master Lessor's consent to the foregoing provisions of this Section 10 shall constitute Master Lessor's consent thereto under the Master Lease and Sublessor shall not be required to obtain Master Lessor's consent thereto under the Master Lease.

     11. Notwithstanding anything to the contrary in the Sublease, Sublessee shall indemnify, defend, protect and hold Master Lessor harmless from and against any and all claims, actions, suits, proceedings, judgements, losses, costs, personal injuries, damages, liabilities, attorneys' fees and expenses of every type and nature, arising from or in any way related to (a) the presence, use or occupancy of the Subleased Premises or the Project by any Gap Affiliate or occupant of all or any portion of the Subleased Premises and their agents, contractors, occupants, invitees, subtenants, assignees, or employees, or (b) any act or omission of any Gap Affiliate or occupant of all or any portion of the Subleased Premises and their agents, contractors, occupants, invitees, subtenants, assignees, or employees; provided, however, that the foregoing indemnity, defense and hold harmless obligations shall not apply to the extent of Master Lessor's grossly negligent or intentional misconduct nor to the extent of property damage covered by insurance carried by Master Lessor and paid for as part of Basic Operating Costs.

     12. Master Lessor's address for notices shall be North American Resort Properties, Inc., 100 Bayview Circle, Suite 4500, Newport Beach, California 92660.

Dated: July 27, 1999.

"Master Lessor"

NORTH AMERICAN RESORT PROPERTIES, INC.


By  /s/ ????
    ----------------------------------------
Its Vice President & Secretary
    ----------------------------------------

By
    ----------------------------------------
Its
    ----------------------------------------

"Sublessee"

GPS MANAGEMENT SERVICES, INC.

By  /s/ ????
    ----------------------------------------
Its Sr. Vice President, Real Estate
    ----------------------------------------

By
    ----------------------------------------
Its
    ----------------------------------------


"Sublessor"

SPECTRIAN CORPORATION


By  /s/ Henry Montgomery
    ----------------------------------------
Its Chief Financial Officer
    ----------------------------------------


By
    ----------------------------------------
Its
    ----------------------------------------

                                    SUBLEASE



         THIS SUBLEASE (this "Sublease") is dated as of July ______, 1999 and is made by and between Spectrian Corporation, a Delaware corporation ("Sublessor"), and GPS Management Services, Inc., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

         1. Recitals: This Sublease is made with reference to the fact that North American Resort Properties, Inc., the successor-in-interest to Stanford Ranch I, LLC, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain lease, dated as of December 19, 1997, as amended by that certain First Amendment to Lease dated February 19, 1998 (collectively, the "Master Lease"), with respect to those certain premises located at 3900 Atherton Road, Rocklin, California (the "Premises"). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used in this Sublease which are not otherwise defined in this Sublease shall have the meaning set forth in the Master Lease.

         2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises consisting of an approximately 40,000 square foot single story building located at 3900 Atherton Road, Rocklin, California (hereinafter, the "Subleased Premises"). The Subleased Premises are outlined in yellow on Exhibit B attached hereto.

         3.  Term:

             A. Term. The term (the "Term") of this Sublease shall commence on the date on which both of the following have occurred: (i) this Sublease has been fully executed by both Sublessor and Sublessee, and (ii) Sublessor has delivered the Subleased Premises to Sublessee in broom-clean condition with all of Sublessor's personal property (if any) removed from the Subleased Premises (the "Commencement Date"), and shall expire on June 28, 2003 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Notwithstanding anything to the contrary in this Sublease, Sublessor shall have no obligation to deliver possession of the Subleased Premises to Sublessee until Master Lessor has delivered to Sublessor its written consent to this Sublease in a form reasonably acceptable to Sublessor. Notwithstanding anything to the contrary in this Sublease, Sublessor shall not be required to make or complete the Minor Repairs (as defined in Section 5 of this Sublease) prior to the Commencement Date and Sublessor's failure to make or complete said Minor Repairs on or prior to the Commencement Date shall not delay or extend the Commencement Date in any way.

             B. Delivery and Acceptance. If Sublessor fails to deliver possession of the Subleased Premises to Sublessee in accordance with Paragraph 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that if the Subleased Premises are not delivered to Sublessee by October 1, 1999, Sublessee shall have the right, at Sublessee's sole option.

to terminate this Sublease by delivery to Sublessor of a written notice thereof within thirty (30) days after October 1, 1999 (the "Termination Notice"), which termination shall be effective thirty (30) days after Sublessee's delivery of the Termination Notice to Sublessor, unless within such thirty (30) day period the Subleased Premises are delivered to Sublessee. In the event Sublessee elects to terminate this Sublease pursuant to the foregoing sentence, Sublessee must deliver to Sublessor the Termination Notice prior to the date the Subleased
Premises are delivered to Sublessee. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in its as-is, then-existing condition, without any representation or warranty whatsoever of Sublessor with respect thereto.

             C. No Option to Extend. The parties hereby acknowledge that the expiration date of the Master Lease is June 29, 2003, and, notwithstanding anything to the contrary in the Master Lease or this Sublease, Sublessee hereby acknowledges and agrees that Sublessee has no option to extend the Term of this Sublease.

         4. Rent:

             A. Base Rent. Commencing on the Commencement Date and continuing throughout the Term, Sublessee shall pay to Sublessor base rent ("Base Rent") for the Subleased Premises in monthly installments as follows:

             Portion of Term                 Base Rent

             Commencement
             Date12/1999                     $34,080.75 per month

             01/2000  06/2001                $35,283.60 per month

             07/2001  11/2002                $36,421.65 per month

             12/2002  06/2003                $37,696.41 per month

             Base Rent and Additional Rent (as defined in Paragraph 4.B of this Sublease below) shall be paid at least three (3) business days prior to the first (1st) day of each month during the Term of this Sublease. By way of example only, if the next installment of Rent is due on August 1, 1999, Sublessee would be required to deliver payment of the Rent to Sublessor by July 27, 1999. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment due based on the actual number of days in such month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement (except as provided in this Sublease), in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at Spectrian Corporation, 350 West Java Drive, Sunnyvale, California, 94089, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublessor. Sublessee shall reference this Sublease and the address of the Subleased Premises with each payment delivered to Sublessor.

             B. Additional Rent. All monies other than Base Rent required to be paid by Sublessee under this Sublease, including, without limitation, all amounts payable by Sublessor in connection with the Master Lease or the Subleased Premises (including, without limitation, all "Basic Operating Cost", "Estimated Basic Operating Cost" and any "Basic Operating Cost Adjustment" under
Section 7 of the Master Lease), shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent shall sometimes be referred to herein collectively as "Rent". Sublessor hereby acknowledges that "Tenant's Proportionate Share" (as defined in the Master Lease) of Basic Operating Cost is 100% and that Sublessee shall be required to pay for all of the Basic Operating Cost required to be paid by the "Tenant" under the Master Lease. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease or the Subleased Premises, such that Sublessor shall receive, as net consideration for this Sublease, all Rent due under the Master Lease.

         5. Repairs: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an "as is" basis (except for those minor repairs ("Minor Repairs") to be made to the Subleased Premises, a comprehensive list of which are attached hereto as Exhibit C, which Minor Repairs Sublessor shall, or cause Master Lessor to, repair as soon as practicable following the Commencement Date), and that Sublessor has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises or the Project. Sublessee acknowledges that it has inspected the Subleased Premises and accepts the Subleased Premises in its existing "as is" condition as suitable for the purposes for which the Subleased Premises are to be leased. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Sublessor agrees that Sublessee shall be entitled to receive all services and repairs that Master Lessor is required to provide to the "Tenant" under the Master Lease to the extent such obligations of the Master Lessor are incorporated herein, provided, however, that Sublessee shall look solely to Master Lessor for performance of any services and/or repairs required to be performed by Master Lessor under the terms of the Master Lease (including, without limitation, Master Lessor's obligations under Sections 7, 10, 23 and 24 of the Master Lease and Master Lessor's obligation to comply with laws) and Sublessee hereby agrees that Sublessor's only obligations with respect thereto shall be to (i) request performance of the same in writing from Master Lessor promptly after being requested to do so by Sublessee, and (ii) use Sublessor's commercially reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of any legal proceedings) to obtain Master Lessor's performance. Sublessee expressly waives the provisions of
Section 1932, subsection 1, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublessor as provided in Section 1942 of said Civil Code.

         6. Assignment and Subletting:

             A. Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by any other person or entity (collectively, "Transfer"), without the prior written consent of Sublessor (which shall not be unreasonably withheld) and Master Lessor. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the written consent expressly so provides. Any Transfer shall be subject to the terms of Section 21 of the Master Lease.

             B. Provided Master Lessor consents in writing to the following, then notwithstanding anything to the contrary in this Sublease or Section 21 of the Master Lease:

                 (i) Sublessee shall have the right, without Sublessor's consent, to assign this Sublease or sublet the Subleased Premises to any entity which controls or is under common control with Sublessee (each a "Gap Affiliate") provided that (a) The Gap, Inc. owns 100% of the Gap Affiliate, (b) Sublessee delivers written notice thereof to Sublessor and Master Lessor at least thirty (30) days prior to the proposed transfer with all documentation necessary to determine whether the transfer meets the requirements of this subsection 6.B(ii), certified by Sublessee and (c) Sublessee otherwise complies with Section 21 of the Master Lease, including without limitation subsection 21
 .B thereof, as incorporated into this Sublease;

                  (ii) if GPS Management Services, Inc., the original Sublessee, assigns this Sublease to a Gap Affiliate, a subsequent change in control of such Gap Affiliate shall not be deemed a Transfer hereunder, provided that (a) The Gap, Inc. still owns 100% of the "Sublessee" under this Sublease, (b) the Sublessee delivers written notice thereof to Master Lessor and Sublessor at least thirty (30) days prior to the proposed transfer with all documentation necessary to determine whether the transfer meets the requirements of this subsection 6.B(i), certified by Sublessee and (c) Sublessee otherwise complies with Section 21 of the Master Lease, including without limitation subsection 21.B thereof, as incorporated into this Sublease;

                  (iii) nothing herein shall be deemed to prohibit, or require Sublessor's consent to, the sale of Sublessee's stock publicly over a recognized securities exchange or over-the-counter market;

                  (iv) occupancy of portions of the Subleased Premises (but not the entire Subleased Premises) from time to time by one or more Gap Affiliates that are wholly-owned by The Gap, Inc. shall not be deemed a Transfer under this Sublease; provided that (a) Sublessee delivers written notice thereof to Sublessor and Master Lessor at least thirty (30) days prior to the proposed transfer with all documentation necessary to determine whether the transfer meets the requirements of this subsection 6.B(iv), certified by Sublessee and
(b) Sublessee otherwise complies with Section 21 of the Master Lease, including without limitation, subsection 21.B thereof, as incorporated into this Sublease; and

                  (v) Sublessee may allow any person or company (a) which is a client or customer of GPS Management Services, Inc. or (b) which is providing services to GPS Management Services, Inc. and/or The Gap, Inc., to occupy certain portions of the Subleased Premises (but not the entire Subleased Premises) without such occupancy being deemed a Transfer and without Sublessor's consent; provided that (i) Sublessee otherwise complies with Section 21 of the Master Lease, including without limitation, subsection 21.B thereof, as incorporated into this Sublease; and (ii) Sublessee shall be required, within thirty (30) days after request from Sublessor, to deliver to Sublessor a written list of the current occupants of the Subleased Premises, which list shall describe the relationship of such occupants to Sublessee.

             C. Notwithstanding anything to the contrary in this Sublease, Sublessee shall indemnify, defend, protect and hold Sublessor and Master Lessor harmless from and against any and all claims, actions, suits, proceedings, judgements, losses, costs, personal injuries, damages, liabilities, attorneys' fees and expenses of every type and nature, arising from or in any way related to (i) the presence, use or occupancy of the Subleased Premises or the Project by any Gap Affiliate or occupant of all or any portion of the Subleased Premises and their agents, contractors, occupants, invitees, subtenants, assignees, or employees or (ii) any act or omission of any Gap Affiliate or occupant of all or any portion of the Subleased Premises and their agents, contractors, occupants, invitees, subtenants, assignees, or employees.

             D. Notwithstanding anything to the contrary in this Sublease, the original Sublessee under this Sublease and any assignee of Sublessee permitted under this Sublease shall be and remain jointly and severally liable under this Sublease.

         7. Use:

             A. Sublessee may use the Subleased  Premises only for the Permitted
Use as defined in the Master Lease. Sublessee shall not use, store, transport or dispose of any Hazardous Materials in, on, under or about the Subleased Premises or the Project except that Sublessee may use small quantities of Hazardous Materials that are customarily used for general business office purposes provided that the use, storage, handling and disposal thereof is in strict compliance with all applicable Laws. Sublessee shall indemnify, defend with. counsel reasonably acceptable to Sublessor and hold Sublessor harmiess from and against any and all claims, actions, suits, proceedings, judgements, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, resulting from or caused by the use, storage, transportation, release, disposal, discharge or emission of Hazardous Materials in, on, under or about the Subleased Premises or the Project during the Term of this Sublease by Sublessee or its agents, contractors, occupants, invitees, subtenants, assignees, or employees. For purposes of this Sublease, the term "Hazardous Materials" shall have the meaning set forth in the Master Lease

             B. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises or Project; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased

Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.

         8. Effect of Conveyance: As used in this Sublease, the term "Sublessor" means the holder of the Tenant's interest under the Master Lease. In the event of any assignment or transfer of the Tenants s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublessor's sole discretion, Sublessor shall, on and after the date of transfer, be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations on and after the date of transfer to be performed by Sublessor under this Sublease.

         9. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Sublessor (which consent shall not be unreasonably withheld, conditioned or delayed) and Master Lessor. If Sublessee requests the consent of Sublessor and Master Lessor to install or construct any alterations or improvements in the Subleased Premises, Sublessor shall notify Sublessee within twenty (20) days after Sublessor receives Sublessee's request for consent (or such longer period of time required in order to obtain Master Lessor's directions with respect thereto) as to whether any such alterations or improvements will need to be removed from the Subleased Premises by Sublessee on or prior to the Expiration Date or any sooner termination of this Sublease.

         10. Janitorial Services: Sublessee hereby acknowledges that neither Master Lessor nor Sublessor are required to provide any janitorial services to the Subleased Premises. Accordingly, Sublessee shall pay for, and contract directly with, a janitorial service to provide janitorial services to the Subleased Premises.

         11. Interruption: Except as otherwise set forth in this Sublease, Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any of the following: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or
(iii) penetration of water into or onto any portion of the Subleased Premises. The obligations of Sublessor shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

         12. Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease. Sublessee shall include Sublessor and Master Lessor as an additional insured in any policy of insurance carried by Sublessee in connection with this Sublease and shall provide Sublessor with certificates of insurance upon Sublessor's request.

         13. Default: Sublessee's failure to perform each of its obligations under this Sublease (beyond any notice and cure period, if any; provided, however, that Sublessor hereby acknowledges that, pursuant to Section 1 8.A of this Sublease, Sublessee shall be entitled to the notice and cure period set forth in Section 26.A(3) of the Master Lease with respect to non-monetary defaults described therein, subject, however, to Section 18.A(v) of this Sublease) shall be deemed a material default under this Sublease. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Section 26 of the Master Lease, incorporated herein, as modified by this Sublease, or if Sublessee commits any other act or omission which constitutes a default under the Master Lease and Sublessee fails to cure said default with any notice and cure period, if any),

         14. Remedies: In the event of any default by Sublessee, Sublessor shall have all of the remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublessor shall have the remedy described in California Civil Code
Section 1951.4 (Sublessor may continue the Subleas& in effect after Sublessee's breach and abandonment and recover rent as it becomes due, if Sublessee has the right to sublet or assign, subject only to reasonable limitations). Sublessor may resort to its remedies cumulatively or in the alternative.

         15. Surrender: On or before the Expiration Date or any sooner termination of this Sublease, Sublessee shall remove all of its trade fixtures, personal property and all alterations, or improvements installed or constructed by Sublessee in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublessor in (a) good condition, order and repair, reasonable wear and tear and damage by casualty excepted and (b) free of Hazardous Materials used, stored, handled, manufactured, transported, released, discharged, emitted or disposed of by Sublessee or it agents, employees, contractors, occupants, subtenants, assignees,, or invitees. Sublessee shall repair any damage to the Subleased Premises caused by such removal and in order to comply with this
Section 15 and the surrender provisions of the Master Lease incorporated herein. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all reasonable and documented costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Applicable Interest Rate.

         16. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cornish & Carey Commercial, representing Sublessor, and TM Commercial Real Estate Services, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmiess from and against all claims for brokerage commissions, finder's fees or other compensation due to any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

         17. Notices: Unless at least five (5) days' prior written notice of a different address is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the U.S. mail (registered or certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, the next business day after being submitted to an overnight courier service and three (3) business days after deposit in the U.S. mail, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

         18. Other Sublease Terms:

             A. Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises" herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein' (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Lessor), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, whether or not incorporated herein, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's commercially reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (but in no event shall Sublessee have less than two (2) business days, unless
(a) there is no cure period under this Sublease or the Master Lease, as incorporated herein, applicable thereto, or (b) the cure period is less than two
(2) business days, in which event, the cure period shall be the cure period set forth in this Sublease or the Master Lease, as incorporated herein, as applicable thereto); (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such approval must be obtained from both Master Lessor and Sublessor, and Sublessor's withholding of approval shall in all events be deemed reasonable if for any reason Master Lessor's approval is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to conduct test, investigate, manage, supervise, control, repair, alter, regulate the use of, enter or use the Subleased Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnlty, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

                 (1) the following provisions of the Master Lease are not incorporated herein: Basic Lease Information (Tenant, Tenant's Address, Landlord, Landlord's Address, Estimated Term Commencement Date, Length of Term, Base Rent, Tenant's Proportionate Share, and Broker, only), Sections 2.A, 2.B, 3, 4.D (phrase "except for those Hazardous Materials listed on Exhibit "F" ... all laws.", only), 6.A, 8.B(3) (the phrase "provided, however, that the original Tenant ... up to Fifty Thousand Dollars ($50,000.00)" in the fifth sentence thereof, only), 32.A (first sentence, only), 36,

37.D, 37.L (as to Exhibit A, B, C and F, only), 38 (reference to Exhibits A, B, C and F, only), Exhibit A, Exhibit B, Exhibit C, Exhibit F, First Addendum to Lease (paragraphs 1, 2, 3, 4, 5 and 7, only) and First Amendment to Lease (paragraphs 1 (a, b, c, f, g, and h, only), 2,3, 4, 5, 6 and 7, only);

                 (2) references in the following provisions to "Landlord" shall mean Master Lessor only (subject, however, to clauses (iv) through (ix) of the introductory language to this Paragraph 18): Sections 4.B (last sentence only), 5 (last sentence only), 7.E (third sentence, only), 8.A, 10 (first, second and third sentences, only), 15 (second sentence, only), and 24 (except first reference to "Landlord" and except 24.E);

                 (3) any right to abate rent provided to Sublessee through incorporation `of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease;

                 (4) references to "thirty (30) days" in Section 7.E shall be changed to "fifteen (15) days";

                 (5)  references to  "Landlord'  in the sixth (6th)  sentence of
Section 12 shall be deemed to refer to Sublessor and Master Lessor; and

                 (6) references to "fifteen (15) days" in Section 18 shall be deemed to refer to "ten (10) days".

             B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and
(ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination and Sublessor shall have no liability to Sublessee with respect thereto (unless (i) said termination shall have been caused by the default of Sublessor under the Master Lease, and (ii) said Sublessor default was not as a result of or due to (a) any act or omission of Sublessee or its agents, employees, contractors, invitees, occupants, subtenants or assigns or (b) Sublessee's default under this Sublease). In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

         19. Right to Cure Defaults: If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Applicable Interest Rate.

         20. Conditions Precedent: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon Sublessor's receipt of the written consent of Master Lessor to this Sublease in a form and substance acceptable to Sublessor. If Sublessor fails to obtain said Master Lessor's written consent to this Sublease within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor may terminate this Sublease by giving Sublessee written notice thereof If Sublessor fails to obtain said Master Lessor's written consent to this Sublease within sixty (60) days after execution of this Sublease by Sublessor, then Sublessee may terminate this Sublease by giving Sublessor written notice thereof

        21. Entire Agreement: This Sublease, including the terms of the Master Lease which are incorporated herein by reference, contains the entire agreement between the parties concerning the subject matter of this Sublease and supersedes all prior agreements and understandings between the parties concerning the subject matter of this Sublease.

        22. Counterparts: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

         23. Sublessor's Obligations: Sublessor covenants and agrees that Sublessor will pay all Base Rent and Additional Rent required to be paid by the "Tenant" under the Master Lease (which Sublessee shall reimburse Sublessor for in accordance with the terms of this Sublease) and fulfill its other non-monetary obligations under the Master Lease to the extent that the failure to perform the same would adversely affect Sublessee's use or occupancy of the Subleased Premises.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:                                SUBLESSOR:
GPS Management Services, Inc.,            Spectrian Corporation
a California corporation                  a Delaware corporation

By: /s/ John B. Wilson                    By: /s/ Henry Montgomery
   -----------------------------------       -----------------------------------

Name: John B. Wilson                      Name: Henry Montgomery
      --------------------------------         ---------------------------------

Its: Executive Vice President & C.O.O.    Its: Cheif Financial Officer
     ---------------------------------        ----------------------------------


By:                                       By:
   -----------------------------------       -----------------------------------

Name:                                     Name:
     ---------------------------------         ---------------------------------

Its:                                      Its:
    ----------------------------------        ----------------------------------

Address:                                  Address:
c/o The Gap, Inc.                         350 West Java Drive
900 Cherry Avenue                         Sunnyvale, California 94089
San Bruno, California 94066               ATTN: Chief Financial Officer
ATTN: Senior Vice President, Real Estate

with a copy to:                           with a copy to:

c/o The Gap, Inc.                         Spectrian Corporation
One Harrison Street                       350 West Java Drive
San Francisco, California 94105           Sunnyvale, California 94089
ATTN: General Counsel                     ATTN: Director of Facilities

                          BASIC LEASE INFORMATION

 LEASE DATE:                December 19, 1997

 TENANT:                    Spectrian Corporation
                            a Delaware corporation

 TENANT'S ADDRESS:          350 West Java Drive
                            Sunnyvale, CA 94089

 LANDLORD:                  Stanford Ranch I, LLC
                            a Delaware Limited Liability company

 LANDLORDS ADDRESS:         P.O. Box 1200
                            Rocklin, CA 95677-1200

 Project:                   Atherton Tech Center, Lot 10
                            Rocklin, CA 95765

 Building Description:      An  approximate  40,000  SF  single-story   concrete
                            tilt-up building.

 Premises:                  Approximately  20,858 square feet per office,  tech,
                            and warehouse  space situated on the western side of
                            the  building  commonly  referred  to as  Suite  500
                            located within Atherton Tech Center on ??? ?? and outlined on the floor plan attached hereto as Exhibit A.

 Permitted Use:             General office, manufacturing storage and shipping

 Parking Density:           Tenant shall have the right to 8.3 parking spaces.

 Estimated Term

 Commencement Date:         June 1, 1998

 Length of Term:            Five (5) years.

 Base Rent:                 Shall be $17,729.30 per month or $2.85 per SF NNN

 Landlord's Expense:        Net, Net, Net

 Security Deposit:          None

 Tenant's Proportionate
 Share:                     52.1%

 Broker:                    Cornish & Carey Commercial
                            1601 Response Road, Suite 160
                            Sacramento, CA 95815

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                                   EXHIBIT A

                     TABLE OF CONTENTS

                                                        Page

       Basic Lease Information ......................    i
       Table of Contents ............................   ii

   1   Premises .....................................    1
   2   Possession and Lease Commencement ............    1
   3   Term .........................................    1
   4   Use ..........................................    1
   5   Rules and Regulations ........................    2
   6   Rent .........................................    2
   7   Basic Operating Cost .........................    3
   8   Insurance end Indemnification ................    4
   9   Waiver of Subrogation ........................    6
  10   Landlord's Repairs and Services ..............    6
  11   Tenants Repairs ..............................    6
  12   Alterations ..................................    6
  13   Signs ........................................    7
  14   Inspection/Posting Notices ...................    7
  15   Utilities ....................................    7
  16   Subordination ................................    7
  17   Financial Statements .........................    8
  18   Estoppel Certificate .........................    8
  19   Security Deposit .............................    8
  20   Tenant's Remedies ............................    8
  21   Assignment and Subletting ....................    8
  22   Authority of Parties .........................    9
  23   Condemnation .................................    9
  24   Casualty Damage ..............................    9
  25   Holding Over .................................   10
  26   Default ......................................   10
  27   Liens ........................................   12
  28   Substitution .................................   12
  29   Transfers by Landlord ........................   12
  30   Right of Landlord to Perform Tenants Covenants   12
  31   Waiver .......................................   12
  32   Notices ......................................   12
  33   Attorney's Fees ..............................   13
  34   Successors and Assigns .......................   13
  35   Force Majeure ................................   13
  36   Brokerage Commission .........................   13
  37   Miscellaneous ................................   13
  38   Additional Provisions ........................   14
       Signatures ...................................   14

 First Addendum to Lease

  Exhibits

  Exhibit A ..................................  Site Plan
  Exhibit B ................................. Work Letter
  Exhibit C ..................... Standard Specifications
  Exhibit D ................................. Sign Policy
  Exhibit E ....................... Rules and Regulations
  Exhibit F  .............. Permitted Hazardous Materials

                                     LEASE

     THIS LEASE is made as of this 19th day of December, 1997, by and between STANFORD RANCH I, LLC (hereinafter called "Landlord") and SPECTRIAN CORPORATION (hereinafter called "Tenant").

 1. PREMISES.

     Landlord leases to Tenant and Tenant leases from Landlord upon the terms and conditions hereinafter set forth, those premises (the "Premises") depicted on the floor plan dated November 6, 1997, attached hereto as Exhibit A and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are depicted respectively on Exhibit A.

2.    POSSESSION AND LEASE COMMENCEMENT.

       A. Intentionally Omitted.

       B. Construction of Improvements. The term commencement date ("Term Commencement Date") shall be the earlier of the date on which (1) Tenant takes possession of some or all of the Premises, or (2) the improvements constructed or to be constructed in the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibits A, B and C attached hereto, whether or not substantial completion of the Building itself shall have occurred, and Landlord has delivered to Tenant a copy of a temporary or permanent occupancy permit. In no event shall the Term Commencement Data occur sooner than June 1, 1998, unless Tenant agrees to the earlier date in writing. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Estimated Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within thirty (30) days after the Term Commencement Date. As of the Term Commencement Date, Tenant acknowledges that Tenant shall have inspected the Premises and will accept the Premises in their then existing "as is" condition, broom clean, as suitable for the purpose for which the Premises are leased, and Tenant agrees that said Premises and other improvements are in good and satisfactory condition as of when possession was taken, subject only to the punchlist. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord unless such are expressly set forth in this Lease. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In no event, subject to Paragraph 35, shall the Term Commencement Date be later than December 31, 1998.

3. TERM The Term of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4. USE

       A. General Tenant shall use the Premises for the Permitted Use and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the Parking Density at any time. Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas and driveways of the Project, subject to such rules and regulations as Landlord may from time to time prescribe.

       B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or interfere with their use of their respective premises. Storage outside the Premises of materials, vehicles or any other items is prohibited, unless Landlord approves thereof in writing, which approval may be withheld by Landlord in its sole end absolute discretion. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises, Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or

Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract. Landlord agrees to use reasonable efforts to cause other tenants and occupants of the Building to comply with the above-referenced rules; however, Landlord shall not be obligated to litigate in connection therewith.

C. Compliance with Regulations. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all existing or future applicable municipal, state and federal and other governmental statutes, regulations, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises and the use, storage, generation and disposal of Hazardous Materials (hereinafter defined) in, on and under the Premises (collectively "Regulations"). Except for pre-existing violations, Tenant shall, at Tenant's sole expense, strictly comply with all Regulations now in force or which may hereafter be in force relating to the Premises and the use of the Premises and/or the use, storage, generation of Hazardous Materials in, on and under the Premises. Tenant shall, at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.

D. Hazardous Wastes. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project, except for those Hazardous Materials listed on Exhibit "F" attached hereto, which shall be permitted so long as Tenant uses, stores and handles the same in compliance with all laws. As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any federal, state or local law, regulation or ordinance. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, and if same indicate Tenant has violated any laws, breached this Lease or contaminated the Premises, Building or Project in any way, in addition to any and all rights and remedies of Landlord, the costs of all inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's parties, which indemnity shall include without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

5. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with any rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness safety traffic flow and general order of the Premises or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be reasponsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations. Landlord agrees to use reasonable efforts to cause other tenants and occupants of the Building to comply with the above-referenced rules; however, Landlord shall not be obligated to litigate in connection therewith.

6. RENT

       A. Base Rent. Tenant shall pay to Landlord, without demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever as the address specified in the Basic Lease information or to such other place as Landlord may from time to time designate in writing. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month succeeding the Term Commencement Date.

       B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including but not limited to, the interest and late charge described in Paragraph 26.D., any monies spent by Landlord pursuant to Paragraph 30, and Tenant's Proportionate Share of Basic Operating Cost, as specified in Paragraph 7 of this Lease, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

7. BASIC OPERATING COSTS.

       A. Basic Operating Cost. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information of Basic Operating Cost in the manner set forth below. Landlord shall account for each item of Basic Operating Cost as either a cost attributable to the Building or to the Project, as determined by Landlord in Landlord's sole discretion, and unless provided to the contrary in this Lease. Tenant shall pay the applicable Tenant's Proportionate Share of each such Basic Operating Cost, as set forth in the Basic Lease Information. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to paid, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

          (1) Taxes. All real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof) (all of the foregoing being hereinafter collectively referred to as "real property taxes"), or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes, except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of net income of Landlord or the owner of any interest therein, except as otherwise provided in the following sentence. Basic Operating Cost shall also include any taxes, assessments, or any other fees imposed by any public authority upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross income tax or excise tax levied by the local governmental authority in which the Project is located, the federal government, or any other governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction of any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the Payment of such taxes.

          (2) Insurance. All insurance premiums and costs including but not limited to, any deductible amounts, premiums and cost of insurance incurred by Landlord, as more fully set forth in Paragraph 8.A. herein.

          (3) Repairs and Improvements. Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly made the financial responsibility of Landlord pursuant to the terms of this Lease, repairs to the extent paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant). Such repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project, Building, or Premises after the Term Commencement Date that reduce any other Basic Operating Cost, are reasonably necessary for the health and safety of the occupants of the Project or are made to the Building by Landlord after the date of this Lease and are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance at the "prime rate" charged at the time such improvements or capital assets are constructed or acquired by Wells Fargo Bank, N.A. (San Francisco), plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

          (4) Services. All expenses relating to maintenance, janitorial and service agreements and services, and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

          (5) Utilities. Utilities which benefit all or a portion of the Premises, Building or Project.

          (6) Management Fee. A management and accounting cost recovery fee equal to three percent (3%) of the sum of Base Rent and Basic Operating Cost

          (7) Legal and Accounting. Legal and accounting expenses relating to the Project, including the cost of audits by certified public accountants.

In the event that the Building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Tenant pays Tenant's Proportionate Share of Basic Operating Cost with variable costs increased on an extrapolated basis to what they would be if the Building was fully occupied, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building including Tenant.

Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

       B. Payment of Estimated Basic Operating Costs. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimated of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the Cost with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost is projected to vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Basic Operating Cost for such year.

       C. Computation of Basic Operating Cost Adjustment. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic
Operating Cost, then (provided that Tenant's not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Team hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within thirty
(30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year. Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

       D. Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of at costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7A incurred in connection with the ownership, maintenance and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building or Project.

       E. Tenant Audit. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above. Tenant shall have the right, not later than thirty (30) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Basic Operating Cost for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent 10% of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported the cost of such audit shall be borne by Landlord otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph, i.e., within thirty (30) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C. such statement shall be final and binding for all purposes hereof.

8. INSURANCE AND INDEMNIFICATION.

       A. Landlord's Insurance. Landlord agrees to maintain insurance insuring the Building against fire, lightning, vandalism and malicious mischief (including, if Landlord elects, "All Risks" coverage, earthquake, and/or flood insurance). In an amount not less than eighty percent (80%) of the replacement cost thereof, with deductibles and the form and endorsements of such coverage as selected by Landlord. Such insurance may also include, at Landlord's option, insurance against loss of Base Rent and Additional Rent, in an amount equal to the amount of Base Rent and Additional Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall be for the sole benefit of Landlord and under Landlord's sole control. Landlord shall not be obligated to insure any furniture equipment machinery, goods or supplies which Tenant may keep or maintain in the

Premises, or any leasehold improvements, additions or alterations within the Premises. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine.

       B. Tenant's Insurance.

          (1) Property Insurance. Tenant shall procure ad Tenant's sole cost and expense and keep it effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises, insuring such property for the full replacement value of such property.

          (2) Liability Insurance. Tenant shall procure at Tenant's sole cost and expense and keep it effect from the date of this Lease and at all times until the end of the Term either Comprehensive General Liability Insurance or Commercial General Liability Insurance applying to the use and occupancy of the Premises and the Building, and any part of either and any areas adjacent thereto, and the business operated by Tenant, or by any other occupant on the Premises. Such insurance shall include Broad Form Contractual Liability Insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of at least Two Million Dollars ($2,000,000.00), and a general aggregate limit of Three Million Dollars ($3,000,000.00). All such policies shall be written to apply to all bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee excursion on personal injury coverage; (ii) including employees as additional insureds; (iii) deleting any liquor liability exclusion; and (iv) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insured shall not reduce or avoid coverage to the other named insureds and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Said coverage shall be written on an "occurrence" basis, if available. If an "occurrence" basis form is not available. Tenant must purchase "tail" coverage for the most number of years available, and Tenant must also purchase "tail" coverage if the retroactive date of an "occurrence" basis form is changed so as to leave a gap in coverage for occurrences that might have occurred in prior years. If a "claims make" policy is ever used, the policy must be endorsed so that Landlord is given the right to purchase "tail" coverage should Tenant for any reason not do so or if the policy is to be canceled for nonpayment of premium.

          (3) General Insurance Requirements. All coverages described in this Paragraph 8.B. shall be endorsed to provide Landlord with thirty (30) days' notice of cancellation or change in terms. If at any time during the Term the amount of coverage of insurance which Tenant is required to carry under this Paragraph 8.B, is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises. Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies rated A + XII or better "Best's Insurance Guide" and authorized to do business in California. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval in any event deductible amounts shall not exceed Ten Thousand Dollars ($10,000.00), provided, however, that the original Tenant may have a deductible if up to Fifty Thousand Dollars ($50,000.00). Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policies certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, showing that all premiums have been paid for the full policy period: and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates. Landlord may at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

       C. Indemnification. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, nor strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair, except as expressly otherwise provided in Paragraph 10. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorney's fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use of occupancy of the Premises, or from activities of Tenant. Tenant's Parties or anyone in or about the Premises or Project, or from any cause whatsoever (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises of Project and
(3) claims arising from any breach or default on the part of Tenant in the performance or any covenant contained in this Lease. The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord. The provisions of this

Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

9. WAIVER OF SUBROGATION. To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder. Landlord and Tenant each waiver any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by each party pursuant to this lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

10. LANDLORD'S REPAIRS AND SERVICES. Landlord shall, at Landlord's expense, maintain the structural soundness of the structural beams of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project, as an item of Basic Operating Cost, the maintenance of the Building, Project and public and common areas of the Project, including but not limited to the roof, pest extermination, the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinker systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's sole discretion. Except for the expenses directly involving the items specifically described in the first sentence of this Paragraph 10. Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have a reasonable opportunity to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

11. TENANT'S REPAIRS. Tenant shall at Tenant's expense maintain all parts of the Premises in a good, clean and secure condition and promptly make all necessary repairs and replacements, including but not limited to all windows, glass, doors, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, electrical and lighting systems, and fire sprinklers. Tenant shall, at Tenant's expense, also perform regular removal of trash and debris. If required by the railroad company, Tenant shall at Tenant's own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or Tenant's Parties.

12. ALTERATIONS. Tenant shall not make, or allow to be made, any alterations or physical additional in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which: (a) comply with all applicable laws, ordinances, rules and regulations; (b) are in Landlord' opinion compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Notwithstanding the foregoing, Tenant shall have the right to make interior nonstructural alterations or additions to the Premises that do not exceed in the aggregate Ten Thousand Dollars ($10,000.00) per occurrence without Landlord's prior written consent, so long as same do not affect utilities. HVAC or other building systems or equipment. Tenant shall however, provide Landlord with advance written notice of such interior, nonstructural alterations or additions as required in this lease. If Landlord's consent is required for any alterations or additions, then, without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed alterations or additions, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of alteration or additions and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such alterations, physical additions or improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises by the termination of this Lease, whether by lapse of time or otherwise, to their condition existing prior to the construction of any such alterations, additions, partitions or leasehold improvements. All such removals and restoration shall be accomplished in a good and  workmanlike  manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to so remove such alterations, additions, improvements and partitions or Tenant's fixtures or furniture. Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Basic Operating Cost, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of the alterations, additions or improvements within the Premises, and on Tenant's interest pursuant to this Lease. To the extent that any such taxes are not assessed or billed to Tenant, Tenant shall pay the amount thereof as invoced to Tenant by Landlord.

13. SIGNS. All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the premises, shall be subject to Landlord's prior written approval. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

14. INSPECTION/POSTING NOTICES. After reasonable notice, except in emergencies where no such notice shall be required, Landlord, and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the project or to exhibit the premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the end of the Term, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the premises at the time of vacating for purposes of determining Landlord's and Tenant's responsibility for repairs and restorations. Upon completion and/or payment, as applicable of repair and restoration items by Tenant which are approved of by Landlord in writing, Tenant shall be relived of all further repair and restoration obligations, except those subsequently caused by Tenant or Tenant's agents, employees, contractors, subtenants or assigns. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility to repairs and restoration.

15. UTILITIES. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewers, sprinkler charges and other utilities and services ???? on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. Landlord shall at Landlord's sole cost and expense separately meter gas and electricity for the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by landlord of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owned Landlord under this Lease herein reserved be coated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or an other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

16. SUBROGATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and
(b) any mortgage or deed of trust which may now exist or be placed upon said project and, ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in ??? foreclosure is made for any reason Tenant shall, notwithstanding, any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgages, or beneficiary under a deed of trust.


17. FINANCIAL STATEMENTS. At the request of Landlord, Tenant shall provide to Landlord Tenant's current financial statement or other information discussing financial worth of Tenant, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Project.

18. ESTOPPEL CERTIFICATE. Tenant agrees from time to time, within fifteen (15) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this lease and such other matters pertaining to this Lease as may reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease, and shall be an event of default if Tenant fails to fully comply.

19. SECURITY DEPOSIT. Intentionally Omitted.

20. TENANT'S REMEDIES. The liability of landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of the individual or other partners, directors, officers and shareholders of Landlord, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from landlord, and shall not look to other assets of Landlord, nor seek recourse against the assets of the individual or other partners, directors, officers and shareholders of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject to subordinate to any lien, mortgage or deed of trust on the Project.

21. ASSIGNMENT AND SUBLETTING

       A. General. Tenant shall not assign or sublet the Premises or any part thereof without Landlord's prior written approval except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice to notify Tenant in writing landlord elects either: (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. If Landlord does not exercise the option provided in subitem (1) above, Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, landlord and Tenant acknowledge that it shall be reasonable for landlord to withhold Landlord's consent in the following instances: The use of the Premises by such proposed assignee or subtenant would not be permitted use or would increase the Parking Density of the Project. The proposed assignee or subtenant is not of sound financial condition; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property; the proposed assignee or subtenant would entail any alterations which would lessen the value of the leasehold improvements in the premises or if Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under this Paragraph 21.A, Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

       B. Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant. Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

       C. Corporation. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or cover proceedings), so as to result on a change in the present control of such corporation or any of its ????????????.

persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

       D. Partnership. If Tenant is a partnership, joint venture or other incorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or change in the identity of the persons responsible for the general credit obligations of said entity, shall constitute an assignment for all purposes of this Lease.

       E. Liability. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment of subletting which conflicts with the provisions hereof shall be void.

22. AUTHORITY OF PARTIES. Landlord represents and warrants that it has full right and authority to enter into this lease and to perform all of Landlord's obligations hereunder. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder.

23. CONDEMNATION.

       A. Condemnation Resulting in Termination. If the whole or any substantial part of the project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred. If more than five percent (5%) of the floor area of the Premises or thirty percent (30%) of the land area of the Project which is not occupied by any building is taken by condemnation, Tenant may, at Tenant's option, terminate this lease as of the date the condemning authority takes such possession, which option is to be exercised, if at all, by written notice thereof to Landlord within ten (10) days after Landlord has given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession).

       B. Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in paragraph 23.A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

       C. Award. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing any compensation specifically awarded Tenant for loss of business. Tenant's personal property, moving costs or loss of goodwill shall be and remain the property of Tenant.

24. CASUALTY DAMAGE

       A. General. If the Premises or Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice Landlord shall notify Tenant whether in Landlord's opinion such repairs can reasonably be made either (1) within ninety (90) days; (2) in more than ninety (90) days but in less than one hundred eighty (180) days or (3) in more than one hundred eighty (180) days from the date of such notice. Landlord's determination shall be binding on Tenant.

       B. Less Than 90 Days. If the Premises or Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed within ninety (90) days after the date of such damage, this Lease shall not terminate and provided that insurance proceeds are available to fully repair the damage, Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other leasehold improvements which may have been placed in, on or about the Premises. If the Premises and untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, to the extent the Premises are unfit for occupancy.

       C. Greater Than 90 Days. If the Premises or Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can in landlord's estimation be reasonably completed in more than ninety
(90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of either (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpected portion of the Lease; or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage, provided that insurance proceeds are available, to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, to the extent the PRemises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty days (180) days after the date upon which landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant's option within ten
(10) days after the expiration of such one hundred eighty (180) day period 9as such may be extended), terminate this Lease by delivering written notice of terminate thirty (30) days after Landlord's receipt of such termination notice.

       D. Greater Than 180 Days. If the Premises or Building should be so damaged by fire, tornado or other casualty that rebuilding or repairs cannot on Landlord's estimation be completed within one hundred eighty (180) days after such damaged, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

       E. Tenant's Fault. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the fault, negligence, or beach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restriction of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

       F. Uninsured Casualty. Notwithstanding anything to the contrary, in the event that the premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate the Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder as the case may be, whereupon all rights and obligations hereunder shall cease and terminate.

       G. Waiver. Except as otherwise provided in this Paragraph 24, Tenant hereby waives the provisions of Sections 1932(a), 1933(4), 1941 and 1942 of the Civil Code of California.

25. HOLDING OVER. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention double he amount of the daily rental as of the last month prior to the date of expiration or termination. Tenant shall also indemnity defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorney's fees, resulting from delay by Tenant in surrendering the Premises, including, within limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing container in this Paragraph 25 shall waive Landlord's right of re-entry or nay other right. Unless landlord consents in writing to Tenant's holding over. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any of the Tenant obligations as set forth in this Lease, then
Landlord shall have the right to perform any such obligation as it deems necessary at Tenant's sole cost and expense, and Tenant shall be liable for all damages caused thereby, including without limitation, liability to any new Tenant or occupant of the Premises or any part thereof and lost rent which landlord will suffer due to delay in making the Premises available for alterations and/or occupancy by the next tenant or occupant.

25 DEFAULT.

       A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

          (1) Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) days, unless Tenant is paying all Rent when due hereunder. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the Terms of this paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3

          (2) Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due payable hereunder upon the date when said payment is due.

          (3) Other Obligations. Failure to perform any agreement or convenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A. such failure continuing for thirty 930) days after written notice of such failure.

          (4) General Assignment. A general assignment by Tenant for the benefits of creditors.

          (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the affirmation of this Lease and provide to LAndlord such adequate under this Lease.

          (6) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of ten (10) days after the order therefor.

          (7) Attachment. The attachment execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises if such attachment or other seizure remains undismissed or undischarged for a period of ten 910) days after the levy thereof.

       B. Remedies Upon Default.

          (1) Termination. In the event of the occurence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and reserve therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

          (2) Continuation After Default. Even though an event of default may have occured, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B(1) hereof and Landlord may enforce all of Landlord's rights and remedies under this Lease, including without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation of efforts to lease shall not constitute an election to terminate Tenant's right to possession.

       C. Damages After Default. Should Landlord Terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or Successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover for Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which ha? ???? earned at the time of termination, (2) the worth at the time of award of the amount by which ?? unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided: (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform, Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts from time to time by Wells Fargo Bank, N.A. (San Francisco), plus five (5) percentage points, or the maximum interest rate allowed by law ("Applicable Interest Rate"). The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award. If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent if Tenant otherwise receives a rent concession, then upon the occurence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent or Rent concession would have been payable

       D. Late Charge. If any installments of Rent is not paid within five (5) working days after same is due, such amount shall bear interest at the Applicable Interest Rate from the date on which said payment shall be due until the date on which Landlord shall receive said payment. In addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquency, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonably estimate thereof. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

       E. Remedies Cumulative. All rights, priviledges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

27. LIENS. Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therewith shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens.

28. SUBSTITUTION. Intentionally Omitted.

29. TRANSFERS BY LANDLORD. In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon and obligate Landlord's successor-in-interest to any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest during their respective period of ownership. In such event, Tenant agrees to look solely to the responsibility of the sucessor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform all of the obligations of "Landlord", to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent and Basic Operating Cost, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Applicable Interest Rate from the date of such payment by Landlord, shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of the non-payment thereof by Tenant, as in the case of default by Tenant in the payment of Base Rent and Basic Operating Cost.


31. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant of condition of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord or Tenant, respectively.

32. NOTICES. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken.

       A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

       B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

33. ATTORNEYS' FEES. In the event that Landlord places the enforcement of this Lease, or any part thereof, or the collection

34. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord, its succesors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord hereunder, Tenant's assigns.

35. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party (financial inability to perform excepted); provided, however, that nothing contained in this Section 35 shall excuse or delay the proper and timely payment of Rent by Tenant to Landlord.

36. BROKERAGE COMMISSION. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant with respect to Landlord and Premises. Tenant shall indemnify defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and costs, resulting from any claim for a fee or commission by any broker or finder which claims it has dealt with or has a relationship with Tenant in connection with the Premises and this Lease other than Broker.

37. MISCELLANEOUS.

       A. General. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine the singular or plural number, individuals, firms or corporations, and their respective successors, executors administrators and permitted assigns, according to the context thereof.

       B. Time. Time is of the essence regarding this Lease and all of its provisions.

       C. Choice of Law. The Lease shall ???? all respects be governed by the laws of the State of California.

       D. Entiro Agreement. This Lease together with its Exhibits, supersedes in its entirety the Lease between Landlord and Tenant also dated December 19, 1997, containing typewritten and handwritten inserts and cross-outs. The purpose of this Lease is to restate said Lease in its entirety, and this Lease contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits.

       E. Modification. This Lease may not be modified except by a written instrument by the parties hereto.

       F. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

       G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

       H. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

       I. Accord and Satisfaction. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without predjudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

       J. Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or decision shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and placs necessary to effectuate Tenant's covenants hereunder.

       K. Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both parties, that both Landlord and Tenant have constituted with or had the opportunity to consult with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required in this Lease or requested of Landlord. Landlord's consent, determination or estimation shall be made in Landlord's good faith opinion, whether objectively reasonable or unreasonable.

       L. Exhibits. Exhibits A, B, C, D, E and F attached hereto are hereby incorporated herein by this reference.

       M. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

       N. No Third Party Benefit. this Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

38. ADDITIONAL PROVISIONS.

       First Addendum to Lease

       Exhibit "A" Floor Plan
       Exhibit "B" Work Letter
       Exhibit "C" Standard Specifications
       Exhibit "D" Atherton Center Sign Policy
       Exhibit "E" Rules and Regulations
       Exhibit "F" Hazardous Materials/Wastes

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


"Landlord"

STANFORD RANCH I, LLC

By: /s/ Larry D. Kelley
    ----------------------------------------------
    Name:  Larry D. Kelley
         ----------------------------------------
    Title:  President
         ----------------------------------------


"Tenant"

SPECTRIAN CORPORATION

By: /s/ Stephen B. Greenspan
    ---------------------------------------------
    Stephen B. Greenspan, Chief Operating Officer

By:
    ---------------------------------------------
    Name:
         ----------------------------------------
    Title:
         ----------------------------------------

                             EXHIBIT A - SITE PLAN


                                     MAP OF

                        PROPOSE OFFICE/INDUSTRIAL BLDG.

                                   SITE PLAN

                           STANFORD RANCH DEVELOPMENT

                                    LOT #10

                                    EXHIBIT A

                                   FLOOR PLAN



                                (TO BE ATTACHED)

                                   EXHIBIT B

                                  WORK LETTER

         This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.


                                   SECTION 1

                     CONSTRUCTION DRAWINGS FOR THE PREMISES

         Landlord shall cause the improvements in the Premises (the "Tenant Improvements") to be constructed, at Landlord's sole cost and expense, pursuant to the specifications outlined in the preliminary drawings as prepared by CHMD dated November 6, 1997, as shown on Exhibit "A". Tenant shall make no changes or modifications to the Approved Working drawings without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would directly or indirectly delay the Substantial Completion, as that term is defined in Section 2.1 of this Work Letter, of the Premises or increase the cost of designing or constructing the Tenant
Improvements. In the event Tenant makes changes to Exhibit "A" causing allowances to exceed that in Paragraph 5 of the First Addendum Lease, such excess shall be amortized as noted in Paragraph 5 of the First Addendum Lease contained herein.


                                   SECTION 2

                     COMPLETION OF THE TENANT IMPROVEMENTS:
                               COMMENCEMENT DATE

         2.1 Ready for Occupancy. The Premises shall be deemed "Ready for Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approval Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractor.

         2.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 2.2, the Commencement Date shall occur by June 1, 1998. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in the Base Lease Information of the Lease, as a direct, indirect, partial, or total result of the following (collectively, "Tenant Delays")

                  2.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

                  2.2.2 A breach by Tenant of the terms of this Work Letter or the Lease.

                  2.2.3 Tenant's request for changes in the Approved Working Drawings;

                  2.2.4 Changes in any of the Approved Working Drawings because the same do not comply with applicable laws;

                  2.2.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated Commencement Date, as set forth in the Lease, or which are different from, or not included in Landlord's standard improvement package items for the Building.

                  2.2.6 Changes to the base, shell and core work of the Building required by the Approved Working Drawings or any changes thereto; or

                  2.2.7 Any other acts or omissions of Tenant or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred, subject to receiving a Temporary Certificate of Occupancy.


                                   SECTION 3

                                 MISCELLANEOUS

         3.1 Tenant's Entry into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purposes of Tenant installing equipment or fixtures (including Tenant's data and telephone and other items) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section.

         3.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall conduct their activities in and around the Premises. Building and Property in a harmonious relationship with all other subconstractors, laborers, materialmen and suppliers at the Premises, Building and Property.

         3.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

         3.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant as described in Section 26 of this Lease, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease. Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.


Agreed and Acknowledged:

LANDLORD: STANFORD RANCH I, LLC

BY: /s/ ???????????????????????                 DATE:
    -------------------------------                  -------------------------

ITS: President
     ------------------------------


TENANT: SPECTRIAN INC.

BY: /s/ ???????????????????????                 DATE: 1/23/98
    -------------------------------                  -------------------------

ITS: Chief Operating Officer
     ------------------------------


BY:                                             DATE:
    -------------------------------                  -------------------------

ITS:
     ------------------------------

                                   Exhibit C

                             Stanford Business Park
                            Standard Specifications

I.   Walls

     A.   Demising Walls

          1.   Framing

               a. Demising wall shall be framed from finished floor to the underside of the roof deck. All demising walls shall be attached at top to the roof deck and to the floor.

               b. All demising walls shall be framed with a stud of sufficient size, gauge and at a spacing such that diagonal bracing is not required. Walls to a height of 16'0" shall be framed with 3-5/8" 20 GA. metal studs at 2'-0" on center. Walls to heights from 16'0" to 25'-4" shall be framed with 6" 18 GA. metal studs at 16" on center. Walls above 25'-4" shall be framed with 6" 20 GA. metal studs at 16" and/or ??" as required per the Table For Non-bearing Screwable Steel Studs and Joists contained in the ICBO Report #2274.

          2.   Gypsum Wall Board

               a. All shall be 5/8" Type "X" gypsum board. Fire side finish. U.O.N. Gypsum wall board shall be placed on the opposite side U.O.N.

               b.   Insulate walls for sound absorption R-11.

     B.   Interior Office Walls

          1.   Framing

               a. Interior walls shall be framed to either 6" above the finished ceiling or to the ceiling grid. If to the grid, all walls to receive edging for conformity of appearance.

               b. Perimeter office walls shall be framed full ???? to roof deck. Sheetrock applied both sides to 6" above grid and to warehouse side only balance of the frame. See Demising Walls above for requirements.

               c.   Insulate walls for sound absorption R-11.

          2.   Gypsum Wall Board

               a.   All shall be 5/8" Type "X" gypsum board.

          3.   Furred Walls

               a.   Furred walls to be insulated with R-13.

     C.   Wall Finishes

          1. All office walls shall be textured with a light spray texture. Walls shall be scaled and painted with two coats of latex flat. Paint to be Kelly-Moore, Product #555. Verify color with Tenant and Owner.

          2. Restroom walls shall be textured with a light spray texture. Wainscot at 4'-0" shall be flat white "Marlite," with brushed aluminum trim. All restroom ceilings shall be 8' U.O.N. All restroom walls and ceilings shall receive two coats semi-gloss enamel finish paint with light spray texture. Verify color with Owner. All restroom walls to be sound insulated with P.

     D.   All door openings shall use 16-gauge king stud.

II.  CEILINGS

     A.   Restrooms

          1. Framing shall be 4" 25 GA. metal joist at 1'-4" on center. Maximum span 8"-9". For spans in excess of 8"-9" refer to the tables shown on the plans.

          2.   Ceilings shall be covered with 5/8" type "X" gypsum board.

          3. Finish shall be light spray texture with two coats semi-gloss latex paint.

          4. Insulate wall with R-11 insulation. Insulate ceiling with R-19 insulation.

          5.   Ceiling height shall be 8'-0" above finished floor.

     B.   Office

          1. Ceilings shall be 2' x 4' T-bar white suspended ceiling system. 10' above finished floor.

          2.   Ceiling tiles

               a. Standard shall be Second Look II Acoustical ceiling tile by Armstrong at 9'-0" above fininshed floor in office area and 10' in tech area or at top of storefront if higher. Provide shims, routered edges and detailing per manufacturer's specs.

               b. Alternate shall be Standard Fissured tiles for large work areas. This title shall be used only when indicated on the plans.

          3. Provide R-19 unfaced fiberglass insulation above all lay-in ceilings. Cut in insulation around light fixtures. If roof insulation is existing or specified on the plans, consult with Lincoln Property Company representatives to determine if lay-in ceiling insulation above grid is required.

          4. Provided Seismic Compression Posts as required by code. All ceiling fixtures shall be supported per U.B.C. standards.

III. FLOOR COVERINGS

     A.   Office

          1. Carpet shall be either "Shaw" or "Designweave" 26 oz. yarn weight textured loop or 32 oz. yarn weight cut pile in lobby area only. Verify color and choice with Owner. All carpet shall receive 2-1/2" rubber top set base U.O.N.

          2. Sheet Vinyl shall be Armstrong "Classic Corlon Commercial Sheet Flooring" or approved equivalent with 6" coving or approved equal. Verify color with Owner.

          3. Vinyl Composition Tile shall be Armstrong "Standard Exoclon" or approved equivalent with 2-1/2" Rubber base or approved equal. Verify color with Owner.

     B.   Warehouse

          1. Warehouse floors shall be sealed with a chlorinated rubber sealer. Contractor shall verify the condition of the existing floors prior to submitting proposals.

IV.  DOORS

     A.   Door Frames

          1. All door frames to be Timely pre-finished frames. Finish to match storefronts unless otherwise noted. All frames shall be provided with a one (1) hour fire rating. Frames shall have a standard certificate plate indicated the one (1) hour rating.

     B.   Interior Doors

          1. Interior doors shall be 3'-0" x 7'0". Doors shall be paint grade plair by CalWood. All doors shall be supplied with 20-minute label.

     C.   Hardware

          1. Latchsets (no lock) to be Schlage "Levon" "A" series (626) satin bronze finish.

          2. Hinges to match hardware finish. Provide 1-1/2 pair for each door.

          3. Doors to be installed in a rated condition (1-hour condition required by code) shall be installed with a closer. Closer shall be 1.CN#1-160#1 aluminum finish to match door hardware unless otherwise noted.

          4. All private offices shall receive coat hook on back of door, Ameruck EP 3460-26.

V.   RESTROOM ACCESSORIES

     A.   All restrooms to include the following accessories:

          1. Towel Dispenser shall be surface mounted stainless steel. Provide Bobrich #B262, McKinney Parker #610 or approved equal.

          2. Seat Cover Dispenser shall be surface mounted stainless steel. Provide Bobrich #B221, McKinney Parker #610 or approved equal.

          3. Toilet Paper Dispenser shall be Bobrich #B-2740 or approved equal.

          4.   Mirror. Bobrich #B165 or approved equal. Size shall be 24" x 36".

          5.   Grab bars. Bobrich #B6806, 36" and 42" or approved equal.

          6. Feminine Napkin Disposal shall be surface mounted stainless steel. Provide McKinney Parker #610 or approved equal. (Woman's restroom only.)

VI.  PLUMBING

      A. All water piping shall be copper U.O.N. All hot water piping shall be insulated with Armaflex form insulation.

      B. Water closets to be American Standard elongated water saver Cadet #2108418 and Olsonite #95 or approved equal.

      C. Urinals to be American Standard - water saver Allbrook Urinal #65-40.017 w/Sloart Royal #180-15 flush valve or approved equal.

      D. Lavatories to be American Standard Lucern lavatory #0355.012 wall hung with 2103.620 faucet with 4" wrist blade handles or approved equal.

          Lavatories  in  counter  top  shall  be  American   Standard  "Horizon
          Lavatory: #?????.025 with 2103.1459 faucet with 4" wrist blade handles and pop-up drain. Verify color of counter with Owner.

      E. Hospitality sink when called for shall be Elkay #1.R-1918 19" x 18" x 7-12" D stainless steel bar sink with LK-2223 deluxe two handle bar faucet with 9" high traditional swing spount and LK-367 small basket strainer. Sink shall be installed in plastic laminate counter unless otherwise noted.

      F. Drinking fountain when called for shall be Haws barrier free water cooler model #11CBF7.

      G. Service sink when called for shall be American Standard "Lakewell" #7692.023 with 8769.018 rim board and 8340.242 faucet.

      H. All hot water heaters to be National Steel Construction or approved equal.

      I.  Showers  where  called  for.   Handicapped,   prefabricated   Kimstock
          Southwest, Inc. Verify model number with Owner.

      J. All toilet partitions where called for shall be Sony Metal Normandie or Knicherbocker New Yorker, baked enamel floor-braced with coat hook and bumper. Verify color with owner.

      K.  Breakroom sink to have 1/2 HP (min.) garbage disposal.

      L.  Water main and branch lines to have valve shutoffs.

VII. ELECTRICAL

      A. Designed and installed in accordance with the California Energy Act - title 24, 225 amp, 208 volt service typical, 42 circuit distribution panel.

      B. Power distributed as required by Tenant for warehouse, assembly and manufacturing equipment, appliance operating and special office machinery shall be ceiling hung U.O.N. Subpanels and transformers shall be located in the tenant space per code.

      C. Warehouse. Flush mounted ('296 strip fluorescent light fixtures by Lithonia or) approved equal in areas with open ceiling per Exhibit "A".

      D.  Ceiling mounted fixture at restroom-Lithonia Wallens, #1.B240 120A

      E. Other lighting as required by Tenant or code. Same light fixtures to be used as called out in C. above except provided on 8' x 8' centers for shipping/receiving area will be provided.

      F. Provide ivory plates and covers for all power outlets, switches or plates. Provide rings and pull wires at all telephone, computer and cable (C.R.T.) outlets as indicated on plan. All switches to be at 46" on center, all outlets to be at 18" on center, all warehouse outlets at 26" on center. Provide stainless steel covers in manufacturing and warehouse area.

      G.  Illuminated exit signs as required by Tenant or code.

      H. Office lighting is by 2' x 4' recessed mounted fluorescent ceiling fixtures, Lithonia 2GT340A12-277V or equal, approved by Owner, with acrylic prism lens. Lighting to comply to T-24 Energy Standards. Pattern shall by 8' x 8'.

      I. 2-4" PVC chase and pull line for telephone from T.B.B. to T.1. space. Provide 4' x 8' x 3/4' backboard at location shown on drawings.

      J. Any switch gear used in Electric room that will impede future T.1. additions is not permissible without prior written permission from Landlord.

      K. 1500 Amps/480 Volt/3-Phase power to be allocated to Spectrian. Of the remaining 500 Amps/480 Volt/3-Phase power, Spectrian shall be entitled to a pro rata share basis of this power should Spectrian expand into the adjacent space in the future.

VIII. FINISHES/SPECIALTIES

      A.  Special  office  wall  or  floor  finishes.   See  T.I.  drawings  for
          specifications.

      B. Lunch room, conference room, coffee or wet bar cabinetry and plumbing and appliances as required by Tenant.

      C.  Refer to tenant improvement plans for locations and specifications.

      D. All exterior windows to receive 1" mini-blinds to be outside mounted on the window mullion. Each mullion to receive one (1) mini-blind from ceiling height to floor. Verify color and brand with Owner.

IX. FIRE SPRINKLERS

A. Designed in accordance with local coda. Sprinkler pipe drops ate extended from existing fire lines is the roof structure Sprinkler beds are semi-recessed dame with chrome color to finish. Fire bases, extinguisher and detectors are provided as required by rode or tenant Sprinkler beads shall be centered in 2 x 2 section of Z x 4 Second Look 11 ceiling tile.

HVAC PERFORMANCE Criteria

1. Load calculations for standard office space/manufacturing space/warehouse space:

     A.   Use ASHRAE fundamentals summer design dry bulb temperature at 0.5%

     B. Indoor design conditions art: to be 72 degree Fahrenheit 5O% R.H. for summa and 70 degrees Fahrenheit for winter.

     C.   Lighting internal load allowance: 1.5 watts per square foot.

     D. Miscellaneous equipment internal load allowance: 3.0 watts per square foot.

     E. People load allowance 120 square foot per person or actual covet. whichever is greater

     F.   Minimum ventilation allowance: 20 CFM per person.

2.   HVAC systems shall be fully zoned for exposure, usage and occupancy

3. All roof mounted HVAC units to be mounted above a glue-lam unless otherwise approved structurally designed to accommodate load.

4. Toilet roams to be exhausted a 12 air changes per hour, exhausted to exterior

5.   Air conditioning equipment to be Carrier or Trane

6.   Exhaust fans to be sized properly

7.   Supply diffusers to be modular air core type; Thus, Metal-Air or equal.

8.   HVAC ductwork to be metallic

9. Discharge and intake ductwork at air conditioning unit shall be internally lined with 1" - 1-1/2 lb. per cubic foot vinyl face, black mark insulation for sound attenuation (designed for proper acoustical attenuation).

10. Wrap all unlined concealed supply and return due with 2" 314 lb. per cubic foot insulation and foil vapor carrier

11. Wire flexible duct is ONLY to be used at the supply/return outlet (maximum length 10').

12.  Rectangular elbows to be installed with directional vanes.

13.  Rectangular taps to be constructed with a 45 degree upstream side.

14.  All supply branches to have a manual volume dumper.

15. Support for all piping as duct-work shall be in accordance with SMACNA "Guidelines for Seismic Restraints of Mechanical Systems."

16.  Intentionally omitted.

17.  Basic  HVAC   control   system  shall  be   Honeywell   programmable   time
     clock-thermostat configuration.

18. Each thermostat is to be installed with a 3-hour by-pass timer for overtime usage.

19. Air balance shall be done by the installing contractor and to provide balance report to Tenant.

20. Mechanical contractor is b comply with all ASHRAE, SMACNA, UBC and local code requirements.

21. All material and workmanship provided by mechanical contractor is to be warranted to be free from defects for a period of one (I) year.

22.  All gas meters to be approved by Landlord prior to selection.

23.  All duct joints shall be sealed airtight.

24.  Submit Title 24 plans, calls for permit.

25.  Provide slot diffusers in lobby.

26. Fire/smoke dampers and detectors to be provided and installed by mechanical contractor. To be constructed as per code.

27.  Condensate drain to be approved receptacle/location

                                   EXHIBIT D

                          ATHERTON CENTER SIGN POLICY

                 Tenant Suite Identification-- Window Graphics

Height:

     Tenant: Copy - 4".

General Placement:

     All copy centered onto glass area to the left or right of entrance door, whichever appropriate.

Copy Placement:

     5'0' from floor to middle of sign. Copy not to exceed a 3" margin on right and left sides.

Material:

     Vinyl

Color:

     Matte white

Typeface:

     Tenant copy - Century Bold, upper and lower cast. .

Copy:

     Signage shall be limited to the name of the tenant, as detailed in the lease, or the publicly recorded assumed business name of the tenant, and shall not include a descriptive advertisement.

Responsibility:

     Tenant: signage shall be paid by the tenant

                                  EXHIBIT "E"

                             RULES AND REGULATIONS

1. Lessee shall not obstruct or interfere with the rights of other lessees of the Project, or of persons having business in the Project, or in any way injure or annoy such lees or persons.

2. Lessee shall not commit any as or permit anything in or about the Project which shall or might subject Lessor to any liability or responsibility for injury to any Pam or property by town of any business or operation being carried on, in or about the Project or for any other reason.

3. Lessee shall not use the Project for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Project, a the reputation thereof, or for any purposes other than those specified in the Lease.

4. Canvassing, soliciting and peddling in the Project are prohibited, and Lessor shall cooperate to prevent such activities.

5. Lessee shall not bring or keep within the Project any animal, bicycle or motorcycle

6. Except as expressly provided in this Lease, Lessee shall not cook or prepare food, or place or use any inflammable, combustible, explosive or hazardous fluid, chemical device, substance or material in or about the Project without the prior written consent of Lessor. Lessee shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and panic safety and fire prevention and shall not commit any act, or permit any object to be brought or kept in the Project, which shall result in a change of the rating of the Project. by the Insurance Services Office or any similar person or entity. Lessee shall not commit any act or permit any object to be brought or kept in the Project which :ball increase the rate of fire insurance on the Project or on property located therein. Notwithstanding the fort-going, Lessee may cook with a microwave oven for personal use of its employees

7. Lessee shall not conduct in or about the Project any suction, public or private without the prior written approval of Lessor.

8. Lessee shall not install or use in the Project any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the express prior written consent of Lessor, and then only is Lessor may direct.

9. All equipment and any other device of any electrical or mechanical nature shall be placed by Lessee in the Premises in settings approved by Lessor, so is to absorb or Prevent any vibration, noise or annoyance. Lessee shall not cause improper noises, vibrations or odors within the Project.

10. Lessee shall not move or install such objects in or about the Project in such to fashion as to unreasonably obstruct the activities of other lessees, and all such moving shall be at the sole expense, risk and responsibility of Lessee.

11. Lessee shall not place within the Project any safes, copying machines, computer equipment or other objects of unusual size or weight, nor shall Lessee place within :e Project any objects which exceed the floor weight specifications of the Profit without the express prior written consent of Lessor. The placement and positioning of all such objects within the Project shall be prescribed by Lessor and such objects shall, in all cases. :e placed upon plates or footings of such size as shall be prescribed by Lessor.

12. Lessee shall not deposit trash, refuse, cigarettes, or other substances of any kind within or out of the Project, except in the refuse. containers provided therefore. Lessee shall not introduce into the Project any substance which might add an undue burden to the cleaning or maintenance of the Premises or the

Project. Lessee shall exercise its best efforts to keep the sidewalks, entrances passages courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Project (hereinafter "Common Areas') dean and free from rubbish.

13. Lessee shall use the Common Areas only as a means of ingress and egress, and Lessee shall permit no loitering by any persons upon Common Areas or elsewhere within the Project. The Common Areas and roof of the Project are not for the use of the general public, and Lessor shall in all cases retain the right to control or prevent access thereto bur all persons whose presence, in the judgment of Lessor, stall be prejudicial to the safety, character, reputation or interests of the Project and its lessees. Lessee shall not eater the mechanical rooms, air conditioning aroma, electrical closets, janitorial closets, or similar areas or go upon the roof of the Project without the express prior written consent of Lessor.

14. Lessor reserves the right to exclude or expel from the Project any person who, in the opinion of Lessor, is intoxicated or trader the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Project.

15. Lessor shall have the right to designate the area or areas, if any, in which Lessee and Lessee's servants, employees, contractors, jobbers, agents, licensees, invitees, guests ad visitors may park vehicles, and Lessee and its servants, employees, contractors, jobber, agents, licensees, invitees, guests and visitors and shall observe and comply with all driving and parking signs and markers within and about the Project. All parking ramps and areas and any pedestrian walkways, plazas o- other public areas forming a part of the Project or the land upon which the Project is situated shall be under the sole and absolute control o: Lessor who shall have the exclusive right to regulate and control those areas.

16. Lessee shall not use the washrooms restrooms, and plumbing fixtures of the Project and appurtenances thereto, for any other purpose than the purposes for which they were constructed, and Lessee shall not waste water by interfering or tampering with the faucets or otherwise. If Lessee or Lessee's servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors case any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Lessee's expense, and Lessor shall not be responsible therefore.

17. Lessee shall not mark, paint, drill into, cut, string wires within, or in any way defers any part of the Project, without the express prior written consent of Lessor, and as Lessor may direct. Upon removal of any wall decorations or installations or floor coverings by Lessee any damage to the walls or floors shall be repaired by Lessee at Lessee's sole Cost and expense. Without limitation upon any of the provisions of the Lease, Lessee shall refer all contractor's representatives. installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Lessor for Lessor's supervision, approval and control before performance of any such service. This Paragraph 17 shall apply to all work performed in the Project, including attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Project. Plans and specifications for such work, prepared at Lessee's sole expense sail be submitted to Lessor and shall b subject to Lessor's express prior written approve: in each instance before the commencement of work. All installations, alterations and additions shall be constructed by Lessee in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone. telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject u the express prior written approval of Lessor. The use of cement or other similar adhesive material is expressly prohibited.

18. No signs, awnings, showcases, advertising devices or other projections or obstructions shall be attached to the o=de walls of the Project or attached or placed upon any Common Areas without the express prior written consent of Lessor. No window shades blinds, drapes or other window coverings shall be installed in the Project without the express prior written consent of Lessor No sign, picture, advertisement, window display or other public display or notice shall to inscribed, exhibited, painted or affixed by Lessee upon or within any part of the Premises in such a fashion as to be seen from the outside of the

Premises or the Project without the express prior written consent of Lessor. In the event of the violation of any of the foregoing by Lessee, Lessor tray remove the articles constituting the violation without any liability and Lessee shall reimburse Lessor for the expense incurred in such removal upon demand as additional rent under the Lease. Interior signs on doors and-upon the Project directory shall be subject to the express prior written approval of Lessor and shall be inscribed, painted or affixed by Lessor at the expense of Lessee.

19. Lessee shall not use the name of the Project or of Lessor in its business time, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any otter similar item without Lessor's express prior written consent.

20. Lessee shall be entitled to have its name entered upon the directory of the Project. In the event that Lessee wishes to have additional entries made upon the Project directory for the names of employees of Lessee who occupy office space within the Pry, such entries may be allowed by Lessor in its reasonable discretion, and Lessor may require that I .GS pay a reasonable fee for each such additional entry. All entries upon the Project directory shall be in uniform prim of a size, style and format selected by Lessor.

21. The sashes, sash doors, skylights, windows and doors that reflect or admit lips or air into the Common Areas shall not be covered or obstructed by Lessee, through placement of objects upon window sills or otherwise. Lessee shall cooperate with Lessor in obtaining maximum effectiveness of the cooling system of the Project by closing drapes and over widow coverings when the sun's rays fall upon windows of the Premises. Lessee shall not obstruct, alter, or in any way impair the efficient operation of Lessor's heating, ventilating, air conditioning, electrical, fire, safety or lighting systems, nor shall Lessee tamper with or change the setting of any thermostat or temperature control valves in the Project.

22. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept close:. and, during non-business (tours, locked, except when in use for ingress or egress. If Lessor uses the Premises after regular business hours or on non-business days, Lessee shall lock my entrance doors to the Project or to the Premises cued by Lessee immediately after using such doors.

23. Employees of Lessor shall not receive or carry messages for or to Lessee or oz.! other person, nor contract with nor render free or paid services to Lessee or Lessee's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors In the event that any of Lessor's employees perform any such services, such employees stall be deemed to be the agents of Lessee regardless of whether or how payment is arranged for such services and Lessee hereby indemnifies and holds Lessor harmless from any ant: ill liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

24. All keys to the exterior doors of the Premises shall be obtained by Lessee from Lessor, and Lessee shall pay to Lessor a reasonable deposit determined by Lessor fro= tine to time for such keys. Lessee shall not make duplicate copies of such keys. Lessee =all not install additional locks or bolts of any kind-upon any of the doors or windows of, :r wit-tin, the Project, nor shall Lessee make any changes in existing locks or the mechanisms thereof. Lessee shall, upon the termination of its tenancy, provide Lessor with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to: Lessor all keys to the Project, the Premises, and all interior doors, cabinets, and other key- mechanisms therein, whether or not such keys were furnished to Less by Lessor. In the event of the loss of any key furnished to Lessee by Lessor. Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such last key if Lessor shall deem it necessary to make such a change.

25. Access may be had by Lessee to the Common Areas and to the Premises at m time. At other times access to the Project may be refused unless the person seeking admission is known to the watchman in charge, if any, and/or has a pass or is property identified. Lessee shall be responsible for all persons for whom Lessee requests passes and sirs".1 be liable to Lessor for all acts of such persons. Lessor shall in no case be liable :or damages for the admission or exclusion of any person from the Project. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the project for the safari of knees and protection of property in the Project.

26. Lessor shall not be responsible for. and Lessee hereby indemnifies and holds Lessor harmless from any liability in connection with, the loss, theft, misappropriation or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry or other items of personal property from the ?remises or other parts of the Project, regardless of whether the Premises or Project are located at the time of such loss.

27. For purposes hereof, the terns "Lessor", "Lessee", "Project" and "Premises" am defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Wherever Lessee is obligated eider these Rules and Regulations to do or refrain from doing an act or thing. such obligation shay include the exercise by Lessee of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests tad visitors of Lessee. The term "Project" shall include the Premises, and any obligations of Lessee hereunder with regard to the Project shall apply with equal force to the Premiers and to other parts of the Project.

                                  EXHIBIT "F"

                               Storage and Use of
                      Permitted Hazardous Material/Wastes

Landlord   will  allow  the  use  and   storage  of  the   following   hazardous
materials/wastes a the Premises, so long as Tenant complies with all teens of the Lease regarding Hazardous Materials:

                               Isopropyl Alcohol
                                  Solder Flux
                                      Wipes
                                      Tips
                                     Gloves
                                  Finger Cots

and such other Hazardous Material required and used in the production of Tenant's Products, provided their use and disposal adheres to federal and state laws.

                            FIRST ADDENDUM TO LEASE

     THIS FIRST ADDENDUM TO LEASE ("Addendum") is entered into as of the 19th day of December, 1997, by and between STANFORD RANCH 1, LLC, a Delaware limited liability company ("Landlord") and SPECTRIAN CORPORATION, a Delaware Corporation ("Tenant"), in connection with the following:

     A. Landlord and Team entered into that certain lease dated December 19. 1997 (the 'Lease) for space commonly known as Suite 500 located at Atherton Tees Center on Lot 10, and more particularly described in the Lease (the "Premises').

     B. Landlord and Team wish to modify the Lease as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Base rent. The initial Base Rent as sec forte in the Basic Lease Information of the Lease shall be 517,729.30 per month, subject to increase to the extent the Tenant Improvement Allowance (as defined herein) is greater than the Fixed Allowance (as defied herein). On the first day of the 19th, 37th and 54th months of the term of the Lease the Monthly Bas: Rent: then in effect (without taking into account any temporary abatements or reductions to Monthly Base Kent) stall be increased by three and one-half percent (31125:). The Monthly Base Rent for the first two (2) calendar months of the Term (totaling $35,158.60) shall be fully abated.

     2. Options to Extend Term.

          (a) Grant of Option. Tenant is hereby granted two (2) options (sometimes individually called a "Renewal Option" and collectively called the 'Renewal Options") to extend the Term of the Lease with respect to all of the space then constituting the Premises (including, without limitation, any space acquired through Tenant's First Refusal Right) upon all of the envisions contained in the Lease, except for Monthly Base Rental, for a period of three
(3) years per Renewal Option (ea=t referred to herein as the 'Option Tam'). Such Renewal Options shall be exercised, if at all, by Tenant delivering written notice to Landlord of Tenant's exercise of such Renewal Option ('Option Notice') it least one hundred eighty (180) days. but not more than two hundred sixty-five
(265) days before (i) the expiration of the initial Term (with respect to the first Renewal Option) and (ii) the expiration of the fast Option Tens twilit respect to the second Renewal Option). Reference to the 'Tam" of the Lease as user in the Lease shall include each Option Term for which a Renewal Option is exercised in accordance herewith- Tenant shall have no timer right to extend the Term of the Lease except as set forth in this section.

          (b) Portion of Premises Subject to Renewal Options. Tenant's Renewal Options shall pertain to all or a portion of the Premises, provided, however, that in no event shall the portion of the Premises to which Renewal Options are applicable be less that. :0,500 usable square feet, in a configuration acceptable to Landlord in its sole discretion. Tenant exercises a Renewal Option for less titan else entire Premises as it exists at the time of the exercise of such Renewal Option theta the calculation of the Monthly Base Rent which is to be effective at the commencement of the Option Term shall be increased to take into account the cost which Landlord will incur to separate the portion of re Premises to which the Renewal Option pertains from the balance of the Premises, amortized ova the tem. of said Renewal Option al an interest rate of I t% per annum. If Tenant exercises its firs Renew l Option for less than the entire Premises as it exists at the time of the exorcise of such Renewal Option (as allowed above), then Tenant shall only have the right to exercise its second Renewal Option for the space which was the subject of the first Renewal Option.

          (c) Monthly Base Rental During Option Term(s). In the event Tenant exercises either of its Renewal Options as provided above, then the Monthly Base Rental for the applicable Option Term (including periodic increase: to the Monthly Base Rental during the applicable Option Term) shall be determined as hereinafter provided. 'The Monthly Base Rental for the applicable Option Term shall be determined as follows:

               (1) Within fifteen (15) days of receipt by Landlord of Tenant's Option Notice, Landlord shall deliver written notice (the 'landlord Notice") to Tenant advising Tenant of Landlord's opinion of ninety-five percent (95%) of the air marker rental value (the "Value) of the Premises;

               (2) If Landlord's opinion elf 60 Value of the Premises is acceptable to Tenant the, Tenant shall so notify Landlord in writing within fifteen (IS) days of receipt by Tenant of Landlord's Notice, end the Lease shall, thereafter, be extended for the Option Term,

               (3) M the event Taunt challenges Landlord's opinion of the Value of the Premises Tenant shall deliver written notice thereof (the "Tenant's Notice) to Landlord within fifteen (I S) days of receipt by Taunt of Landlord's Notice. In such Tenant's Notice; Tenant shall also advise Landlord of Tenant's opinion of the Value of the Premises. If Tenant fails to deliver Tenant's Notice to Landlord containing the tired information within such fifteen (IS) day time period, that saran shall be considered as Tenant's acceptance of Landlord's Opinion of the Value of the Premises. If Taunt timely deliver the Tenant's Notice, and if Landlord and Taunt cannot agree upon the Value of the Premises within fifteen (15) days after Landlord's receipt of Taunt's Notice, then the Value of the Premises shall be determined by appraisal in accordance wits this Addendum. All costs of suds appraisal shall be paid by Tenant: provided, however, that Landlord dull ban sod pay far its own broker as provided in this subparagraph 3. and the costs incurred by Landlord therefore dad be paid by Landlord.

          (d) Determination of Value By Broker(:). In the even the Landlord's asst! Team's opinions of the Value of the Premises, as set forth in the Landlord's Notice and Tenant's Notice, respectively, are different and the parties cannot agree upon such Value as provided in Paragraph 2(c) above, then. within thirty (30) days thereafter, Landlord and Tenant shall each appoint a licensed real estate broker with at least five (5) yet-s experience in commercial office building transactions within the Roseville/Rocklin area, tend shall give written notice of the nacre and address of such broker to the other party. Not later than five (5) days aft-- both brokers are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each broker their separate opinion of the Value of the Premises (which Value may be different than their respective opinions of the Value of the Premises as referenced above), and shall provide a copy of such submission to the other party. If the higher opinion of the Value of the Premises of the two (2) separate opinions thereof submitted to each such broker does rot exceed the lower opinion of the Value by more than five percent (5%) of the owes opinion, then the two Values shall be added and then divided by two (thus splitting the difference :rid evading additional arbitration costs) with the resulting dollar amount becoming the Value of the Premises for purposes hereof. The failure by either party to timely appoint a broker and notify the other party thereof, as provided above, shall be deemed a waiver by the failing party of the right to have the Value of the Premises determined by more than one broker. The brokers) so appointed scull meet at the earliest time practicable, but in no event more than ten (10) days after the appointment of both of the required broker(s), for the purpose of determining whether Landlord's or Tenant's opinion of the Value of the Premises as put forth in the separate notices to each party, as provided in this subparagraph, is the more: accurate Value of the Premises, taking into account the requirements of this Addendum.

          (e) Determination of Value By Appraiser. If the broker(s) cannot agree upon whether Landlord's or Tenant's opinion is more accurate, then cite broker(s) shall appoint an M.A.I. appraiser wit at least fns (5) years experience in valuing office buildings within the Roseville/Rocklin area to also determine whether Landlord's or Tenant's opinion of the Value a more accurate. The decision of the majority of said broker(:) and appraiser shall constitute the vote of suds persons and shall be binding on both of the paves hereto. The Value of the Promises as determined herein shall be the Monthly Base Rental for the applicable Option Term. Notwithstanding anything to the contrary contained herein, in no event shall the Monthly Bate Rental for each applicable Option Term be less than the Monthly Base Rental for the year preceding the applicable Option Term (without regard to temporary abatements or reductions in such Monthly Base Rental).

          (f) Definition of Value of the Premises. The Value of the Premises shall be dorm-read based coon rentals then being charged for other space similarly situated and within Class A buildings located within the Roseville/Rocklin area of equivalent condition and amenities as the Building and the Project, Losing into account the size. location. floor level, the length of the term of the Option Term, the extent of service to be provided, and any other relevant terms and conditions, including, without limitation, periodic increases in rent. All Monthly Base Rental payable during the Option Term shall be payable in the same manner and order the same terms and conditions as Monthly Base Rental is paid during the initial Term. In no event :tail Landlord be obligated to construct any additional improvements within or about the Premises in connection with Tenant's exercise of sins Renewal Options.

          (g) Arbitration. In the event of a dispute regarding the Value of the Premises Or the Monthly Base Rental during the applicable Option Term, the matter shall be submitted to arbitration m the county where the Project is looted, with and pursuant to the then applicable commercial rules and regulations of the American Arbitration Association or any successor organization ("AAA"). The parties hereby incorporate by reference as though fully ax forth herein California Code of Civil Procedure Sections 1283, 1213.1 and 1283.05, relating to discovery during an arbitration. The parties hereby agree that either or any party to the arbitration may seek any and all provisional remedies, including, but not limited to, temporary restraining Careers. preliminary injunctions, permanent injunctions, writs of attachment, temporary protective orders, obtain receivers, utilize claims and deliveries and obtain writs of possession, sod that by doing so, it is specifically agreed that the moving party has not waived the right to arbitrate err continue to arbitrate. Each party shall, within thirty (30) days after either party files a request for arbitration, same one arbitrator from among the arbitrators acceptable to the AAA and the two arbitrators stall appoint a third arbitrator; the failure of a party to tamely appoint an arbitrator shall be deemed a waiver of the tight by such party to appoint an arbitrator and to lave the matter heard by moat than one arbitrator. In suck proceeding, the arbitrator(:) shall determine who is a substantially prevailing party and award to such parry its reasonable attorneys', accountants' and other professionals' fees and other costs incurred in connects= with such proceeding. The award of the arbitrator(:) shall be Real, binding upon the parties, non-appealable and may be entered in and enforced by any court of competent jurisdiction. Such court may add to the await of the arbitrator(:) all additional reasonable attorneys' fees and costs incurred by the prevailing party is attempting to enforce such award.

          (h) Payment of Base Rental During the period of time the parties are determining the Value of the Premise; if such period extends beyond tae scheduled expiration of the Term (before taking into account the subject Option
Term), Tenant shall pay Landlord a Monthly Base Rental, the amount which was paid as Monthly Base Rental immediately prior to the commencement of the Option Term. If the Monthly Base Rental for the Option Term, a determined herein, is different than the amount paid by Tenant as Monthly Base Rental during tire period of time following the previously scheduled end of the Term of the Lease. Um an adjustment shall be made effective a of the commencement of the applicable Option Term, and one party shall pay the other party, within ten (l0) days following rte determination of the Monthly Base Rental for the applicable Option Term, an amount sufficient to reconcile the amount so paid by Tenant a Monthly Base Rental u compared with the actual amount of Monthly Base Rental due.

          (i) Renewal Options Personal The Renewal Options granted to Tenant herein arc personal to Tenant and may not be exercised or "signed voluntarily or involuntarily, by or to any person or entity other than the original Tenant. The Renewal Options herein ;ranted to Tenant is not assignable separate and apart from the Lease. In the event that at the time either of tan Renewal Options are exercisable by Tenant, the Lease has been assigned, or a sublease exists a to twenty percent (20%.) or more of the Premises, all unexercised Renewal Options shall be deemed null and void and Tenant, any assignee, or any sub lessee, shall not have the right to exercise said Renewal Option(s).

          (j) Effect of Default on Renewal Options.

               (i) Tenant shall have no rig" to exercise any Renewal Option, notwithstanding any provision herein to the contrary, (i) during the time commencing from the date Landlord gives to Tenant a notice of default under the Lease and continuing until the default alleged in said notice of default is cured, (ii) during the period of time commencing on the date after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (iii) in the event that Landlord has given to Tenant three or more notices of default during the twelve (12) month period prior to the time that Tenant exercises such Renewal Option.

                    (1) The period of title within which any Renewal Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such Renewal Option because of the provisions of subparagraph 2(j)(i).

                    (2) All  rights  of  Tenant  under  the  provisions  of such
Renewal Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of such option, if, after such exercise, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation becomes due (without am necessity for notice thereof to Tenant), (ii) Tenant fails to cure a non-monetary default within thirty (30) days after the sate that Landlord gives notice to Tenant of such default, or (iii) Landlord gives to Tenant three a more notices of default for the same type of default during the period commencing twelve (12) months prior to the exercise of the Renewal Option and continuing through the date of the commencement of the Option Temp, whether cc not the defaults are cured.

     3. Right of First Refusal.

          (a) Tenant is hereby granted a right of firs: refusal (the "First Refusal Right") to lease any and all space in the Building pursuant to the term of ass Paragraph 3. Landlord shall deliver written notice to Tenant (the "First Refusal Notice") prior to the time Landlord intends to offer the space which is the subject of a lease within the Building (the "First Refusal Space") to a bona fide third party or prior to the time Landlord intends to accept an offer from a third party to lease such First Refusal Space (in either rise a 'Third Party Offer'). The Third Party Offer may be in the form of & non-binding later of intent or deal point memorandum Landlord shall set forth in the First Refusal

Notice the essential business terms of the Third Party Offer, except that the term of the lease for the First Refusal Spars mall be co-terminus with the Term of this Lease. and except that there shall be an appropriate adjustment of tae rental rate for the First Refusal Space as set forth in the Third Party Offer to take into account the difference in the leasehold improvements to the First Refusal Spate desired by Tenant, such adjustment m the rental note to be established as follows

               (i) The monthly renal for the First Refusal Space shall be reduced by the amounts of the monthly amortization of the- cost to Landlord to construct and install the improvements needed pursuant to the Third Party Offer, plus interest at 10% per annum, ova the proposed term of the lease which is the subject of the Third Party Offer, and

               (ii) The monthly rental for the First Refusal Space shall be increased by the amount of the monthly amortization of the cost to Landlord to construct and install the improvements needed to cause the First Refusal Space to be improved consistent with the remaining Premises and integrated within the remainder of the Premises (collectively the 'First Refusal Space Improvements'), plus interest at 10% per annum, over the remaining term of this Lose (sot to exceed five years); provided, however, that the cost to Landlord for the First Refusal Space Improvements shall not exceed $21.21 per usable square foot of the Pest Refusal Space provided further, that if the term of the lease for the First Refusal Spar is less than five (5) years, they such amount shall be further reduced by a fraction, the numerator of which is the number of saints: in the tam of the lease for the First Refusal Space (after commencement of the term thereof) through die expiration date of this Lease, and the denominator of which is sixty (60) months.

          (b) Tenant shall exercise its First Refusal Right. if at all, by delivering written notice of the exercise thereof to Landlord within five (5) business days, following Tenant's receipt of the First Refusal Notice. If Tenant does not exercise its First Refusal Right as provided above, then Landlord shall have the right to lose, the First Refusal Space to any third party or parties on terms and conditions substantially similar to those so forth in the First Refusal Notice or on suds terms as am more beneficial to Landlord.

          (c) If Tenant exercises is First Refusal Right, then same shall automatically cause Tenant's Cancellation Option (as defined below) to be terminated and thereafter to be null and void.

          (d) The First Refusal Rights granted to Tenant herein am personal to Tenant and ma) lot be exercised or assigned voluntarily or involuntarily. by or to any person or entity other than the original Tenant. The First Refusal Rights herein granted to Tenant am not assignable separate and span from the Lease. In the event that at the time any First Refusal Rights am exercisable by Tenant, the Lease has been assigned, or a sublease exists as to twenty percent (20%) x more of the Premises, such First Refusal Rights of Tenant call be deemed null and void and Tenant, any assignee, or any sublessee, shall not have the right to exercise aid First Refusal Rights.

          (e) Tenant shall have to right to exercise its First Refusal Rights, notwithstanding my provision herein to the contrary, (i) during the time commencing from the date Landlord gives to Tenant a races of default under the Lease and continuing until the default alleged in said notice of default is cured, (ii) d-g the period of time commencing on the date after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid. of (ii: in the event that Landlord has given to Tenant three or more notices of default during the twelve (12) month pond prior to the time that Tenant exercises such First Refusal Rights.

               (1) The period of time within which any First Refusal Rights mad be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such First Refusal Rights because of the provisions of subparagraph 3(e).

               (2) All rights of Tenant under the provisions of such First Refusal Rights shall terminate and be of no further force or effect. notwithstanding Tenant's due and timely exercise of 51411 First Refusal Rights, if, after such exercise, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation becomes due (without any necessity for notice thereof to Tenant), (ii) Tenant fails to cure a non-monetary default within thirty (30) days after the date that Landlord gives notice to Tenant of such default, or (iii) Landlord gives to Tenant three or more notices of default for the same type of default during the period commencing twelve (12) months prior to the exercise of the First Refusal Rights and continuing through the date of the commencement of the tern for the First Refusal Space, whether or not the defaults are cured. If Tenant exercises its First Refusal Rights and subsequently such exercise is caused to be null and void as provided herein. Tenant stall reimburse Landlord for all reasonable costs end expenses incurred by Landlord in connection with Tenant's exercise of its First Refusal Rights (including, without limitation, the brokerage commissions, design std architectural fees, construction eats, repair and renovation, and any and all other costs and expenses; incurred by Landlord in connection therewith). Under such circumstances, this Lease shall continue in full force and effect as to the remainder of late Premises excluding the First Refusal Space.

     4. Cancellation Option.

          (a) landlord hereby grants Tenant the right to cancel and terminate the Lease (the "Cancellation Option') on the terms and conditions contained herein. Said Cancellation Option shall, if properly exercised as provided below, be effective as of the last day of the 24th month of the Term of the Lease or at the end of the 36th month of the Term of the Lease. Tenant shall exorcise its Cancellation Option, if at all, by delivering written notice of the cancellation of this Lease (the "Cancellation Notice") to Landlord no later than 180 days prior to the applicable Cancellation Due, whim Cancellation Notice shall net forth whether the tease is to be cancelled on the last day of the 24th month of the Less Tam a the last day of the 36th month of the Lease Term (whichever of such dates is specified in the Cancellation Notice shall be deemed to be and shall be referred to herein as the "Cancellation Date").

          (b) If Tenant exercises its Cancellation Option, Tenant shall fully perform all obligations of Tenant under the Lease through and including the Cancellation Date (including, without limitation, the payment of all Monthly Base Rental and other charges under the Lease in addition to the Cancellation Consideration), and Tenant shall vacate and surrender possession of the Premises to landlord in the condition required by the Lease with respect to surrender of the Premises upon expiration of the Lease Term. Tenant's performance of such obligations shall be a condition subsequent to the effectiveness of the exercise of the Cancellation Option.

          (c) As a condition precedent to the effectiveness of Tenant's exercise of its Cancellation Option. Tenant shall deliver to Landlord the Cancellation Consideration (defined below) concurrently with the deliver. of the Cancellation Notice. The term 'Cancellation Consideration" shall mean:

               (i) If the Cancellation Date :r the tan day of the 24th month of the lease Tern, the aggregate of the following:

                    (1) A sum equal to nine (9) times the Monthly Base Rent which would be in effect on the Cancellation Date, plus

                    (2) The unamortized :amt incurred by Landlord for Landlord's Construction Allowance (including any increases thereof as allowed :y the Lease, but excluding the cost of the dropped ceiling. T-bar, lighting and HVAC), free rent, brokerage commissions, attorneys' fees and other costs incurred by Landlord in connection with the Lease; provide:. however, that in no event shall the Cancellation: Consideration exceed 5381,971.00 if the Cancellation Date is the last day of the 24th month of the Lease Tern (subject to increase pursuant to Paragraph 5 of this Addendum).

               (ii) If the Cancellation Date is the last day of the 36th month of the Lease Term, the aggregate of the following:

                    (1) A sum equal to six (6) times the Monthly Base Rent which would be in effect on. the Cancellation Date, plus

                    (2) The unamortized cost incurred by Landlord for Landlord's Construction Allowance (including any increases thereof as allowed by the Lease, but excluding the cost of the dropped ceiling. T-bar, lighting and HVAC), free rent, brokerage commissions, attorneys' fees and other costs incurred by Landlord in connection with the Lease; provided, however, that in no event shall the Cancellation Consideration exceed 5201,610.00 if the Cancellation Date is :he last day of the 36th month of the Lease Term (subject to increase pursuant to Paragraph 5 of this Addendum).

               (iii) The amount of the unamortized casts described in subparagraphs (i) and (ii) above stall be determined by multiplying the total of such costs incurred by Landlord by a fraction, the numerator of which is the number of months from the Cancellation Date until the date the Term of the Lease would :aye otherwise expired, but for said cancellation. and the denominator of which shall be sixty (60) months

               (iv) Notwithstanding the forting, if, concurrently with Tenant's delivery of the Cancellation Notice to Landlord, Tenant delivers to Landlord am irrevocable letter of credit to secure payment of the Cancellation Consideration to Landlord on the Cancellation Date, which letter of credit is in a form acceptable to Landlord issued by an institutional lender acceptable to Landlord, in an amount equal to the Cancellation Consideration (the "Letter of Credit"), with a term that extends for at least thirty (30) days after the Cancellation Date, then Tenant's obligation to deliver the Cancellation Consideration to

Landlord concurrently with delivery of the Cancellation Notice shall be deferred until the Cancellation Date. Hoes, in such event, the Cancellation Consideration shall be delivered to Landlord on the Cancellation Date.

          (d) The Cancellation Option granted to Tenant herein is personal to Tenant and may no at exercised or assigned voluntarily or involuntarily, by a to any person or entity other than the original Texas. The Cancellation Option herein granted to Tenant is not assignable separate and apart from the lease. In ere event that at the time the Cancellation Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to twenty percent (20%a) or more of the Promises, the Cancellation Option shall be denoted null and void and Tenant, any assignee, or any sublessee, shall slot have the right to exercise said Cancellation Option.

          (e) Tenant shall have no right to exercise the Cancellation Option, notwithstanding ay provision herein to the contrary, (i) during the time commencing tom the date Landlord gives to Tenant a notice of default tender the Lease and continuing until the default alleged in said notice of default is cured, (H) during the period of time commenting on the date after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or CHI) am the even dun Landlord has given to Tenant three or more notices of default during the twelve (12) month period prior to the time that Tenant exercises such Cancellation Option.

               (1) The period of time within which the Cancellation Option -lay x exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such Cancellation Option because of the provisions of subparagraph 4(e).

               (2)  All  rights  of  Tenant   antler  the   provisions  of  such
Cancellation Op= shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of etch option, if, after' such exercise, (i) Tenant fails to pay to landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation becomes due (without any necessity for notice thereof to Tenant). (ii) Tenant fails to cure a non-monetary default within fifteen (15) days after the date that Landlord gives notice to Tenant of such default, or (iii) Landlord gives to Tenant three or more notices of default for the same type of default during the period commencing twelve (12) months prior to the exercise of the Cancellation Option and continuing through the effective Cancellation Date, whether or not the defaults are cured.

     5. Tenant Improvement Allowance. As provided in the Construction Work Letter attached is Exhibits '8' and "C" to the Lease, Landlord's Construction Allowance shall be $442,479.44 (based upon construction costs of $425,461.00 plus a construction fee to Landlord of 4o/a of such costs) pertaining to no Tenant Improvements (which Tenant improvements shall not include the Landlord's Work as defined in tie Construe= Work Letter, but shall include the architectural fees and costs of Calpo Horn Macaulay & Doug for the Project). In the event the actual Construction Costs of the Tenant Improvements is less than to Landlord's Construction Allowance, then the shortfall shall be a credit against the first installments of Monthly Base Rent wising under the Lease until such shortfall has bon exhausted. In the event the actual Construction Costs for the Tenant Improvements exceeds the Landlord's Construction Allowance due to Tenant's changes in the Tenant Improvements from those depicted in the November 6, 1997 floor plan of the Premises, then such excess, up to $104,290.00 (calculated at $5.00 per usable square foot of the Premises) (the "Overage Allowance") shall also be paid by Landlord as though same were included in the Landlord's Construct Allowance, subject to the provisions below. In the event Landlord incurs any costs which fall within no Overage Allowance, then the Monthly Base Rent shall be increased effective as of the commencement of the Term of the Lease by an amount equal to the amortization of the Overage Amount at an interest rate of IC" 1 per annum over the initial sixty (60) month Term of tile Lease. In such event, the increases in Monthly Rent effective at the beginning of the 19th, 37th and 54th months of the Lease Term shall be based upon tic already increased Monthly Base Rent as a result of Landlord incurring the Overage Amount. If the SCU21 Construction Costs of the Tenant Improvements exceeds the Landlord's Construction Allowance and the Overage Allowance, then the excess Construction Costs shall be considered the Tenant's Construction Costs and shall be paid by Tenant to Landlord pursuant to the terms of the Construction Work Letter. (t is intended that are !Monthly Base Rental shall not be increased by the amortization of the Overage Amount if the increase in ere Construction Costs is simply because construction costs for the Tenant Improvements shown on the November 6, 1997 floor plan were higher than expected. If the Monthly Base Rent increases pursuant to this Paragraph 5, then the maximum Cancellation Consideration described at the end of Paragraph 4(c)(i) of this Addendum shall be increased by the amount which is nine (9) times the increase in Monthly Base Rent as a result thereof, and the maximum Cancellation Consideration described a the end of Paragraph 4(c)(ii) of this Addendum Stall be increased by the amount which is six (6) times the increase m Monthly Base Rent as a result thereof.

     6. Signage. Tenant shall have the right to include its sign on the monument sign for Athens Center Lot 810 constructed by Landlord, subject to Tenant prying any costs associated with such sign e established by Landlord. Tenant's sign shall be subject to the prior written approval of Landlord (which shall not be unreasonably withheld) and shall comply with any and all laws pertaining thereto.

     7. Terms. The capitalized tam used in this Addendum that are defined in the Lease shall have the same meaning as set forth in the Lave, unless expressly redefined herein. In the event of a conflict between the provision: of this Addendum and those of the Lease. the provisions of this Addendum shall control. Except as set forth in this Addendum, the Lean shall remain in full forge and effect.

     IN WITNESS WHEREOF, the patties hereto have entered into this Addendum as of the date fast hereinabove mentioned.

"LANDLORD"                              "TENANT"

STANFORD RANCH I, LLC, a                SPECTRIAN, Inc.
Delaware limited liability company      a Delaware Corporation

By: /s/ Larry D. Kelley                 By: /s/ Stephen B. Greenspan
    ------------------------------          ------------------------------------
Name: Larry D. Kelley                   Name: Stephen B. Greenspan
Title: President                        Title: Chief Operating Officer

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT To LEASE (the "Amendment"), dated as of February 19, 1998, is entered into lay and between Stanford Ranch I, LLC, a Delaware limited liability company ("Landlord") latdiord1, and Spectrian Corporation. a Delaware corporation ("Tenant"), and is made with reference cc to the following recitals of fact

                                    RECITALS

     A. Landlord end Tenant entered Into wet certain lease dated December 19, 1997 (the "Lease"), !or certain office apace commonly ft" as Suite 500 (referred to in the Lease as the "Premises" and referred to hereto as the "Original Premises") in a building (the "Building") containing approximately <0,000 square feet to be constructed within Atherton Tech Center, Let 10. Rocklin, California 95785 (the "Project"). The lease Includes the Flit Addendum to Lease dated December 19, 1997 (the 'Flat Addendum').

     B. Tenant agrees to lean from Landlord additional space within the Building and otherwise modify the lease on all of the terms and conditions set forth herein.

                                   AGREEMENT

     NOW. THEREFORE, n consideration of the mutual covenants contained herein and for other valuable consideration. the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby apse as follows:

     1. Lease of Additional Space

          (a) Additional Space. As of the Term Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space n the Building depicted on the Amended Exhibit 'A' attached hereto and incorporated herein by this reference (ft *Additional Space, on ail of the terms, provisions and conditions of the Lease as modified hereby. The Minded Exhibit "A" also depicts Me Original Premises, and the Amended Exhibit "A' shall supersede and replace Exhibit: 'A' attached to the Lease. The Additional Space contains approximately 19,142 square feet, and such Additional Space and the Original Premises together constitute the entire Building. As d the Term Commencement Date, the term "Premises." as used in the Lease and this Amendment shall be modified to mean the Original Premises and the Additional Space.

          (b) Teen for Additional Space. The Term of the Lease with respect to the Additional Space shall commence on the date on which the conditions act forth in Section 29 of the Lease have been satisfied as they relate to the Add :tonal Space. The parties hereto anticipate that the Tam of the Lease relating to the Additional Space will occur on the Term Commencement Date. As such, the provisions of this Amendment pertaining to the Additional Space reflect commencement of obligations thereto occurring on the Term Commencement Date. However, if the Tenant improvements (or the Additional Space are not substantially completed by the Term Commencement Date, then, notwithstanding anything contained herein to the contrary, the Term of the Lease as t reams to the Additional Space shall commence upon substantial completion of the Tenant Improvements for the Additional Space and delivery to Tenant of a copy of a temporary or permanent occupancy permit for the Additional Space (sometimes referred to herein as the "Additional Space Commencement Date"). The term 'Tenant Improvements for the Additional Space' shall mean the improvements depicted on the Schematic Drawing prepared by Calpo/Horn/Macaulay/Dong. dated February 12, 1398, a copy of which is attached hereto as the Amended Exhibit 'A' (sometimes also referred to herein as the 'Schematic Drawing"). The Lease (or the entire Premises (i.e., the Original Premises and the Additions Space) shall be coterminous, such that the Term of the Lease with respect to the Additional Space shall end on the expiration or earlier termination of the Term of tree Lease wow respect to the Original Premises. as it may be extended x renewed.

          (c) Base Rent for Additional Space As of the Term Commencement Date, the Base Rent for the Additional Space shall be as follows

               (i) he ease Rent for the first two (2) months -after the Term Commencement Date shall be fully abated. For the period following the first two
(2) Months of the abated Base Rent through the next v months of the Term (the day after the last day of the lest of such months is referred to herein as the 'Additional Space Base Rent Increase Date, subject to the provisions of Section 1(c)(iii) below, Base Rent for the Additional Space shall be $8,613.90 per month ($0.45 per square foot of the Additional Space per month) (it is understood that, if the Additional Space Commencement Date occurs after the Term Commencement Date, the first two months after the Additional Space Commencement Date shall be free of Base Rent for the Additional Space):

               (ii) From the Additional Space Base Rent Increase Oats through the end of to Tern, Base Rent for the Additional space shall be $16,270.70 per month (0.86 per square foot and the Additional space per month) (sometimes referred b herein as the Increased Bass Red for ft Additional sate:

               (iii) The Additional Space Base Rent Increase Date shall be lengthened or shortened to the extant the Construction Costs for the Additional Space are less or greater, respectively, than Landlord's Additional Construction Allowance (as defined in Section 1(g) below):

               (iv) Base Rent for the Additional Space (i.e. the initial Base Rent and the increased Base Rent for the Additional Space) anal be added to the Base Rent for the Original Premises; (as the Base Rent for the Original Premises may be Increased to the extent the Tenant Improvement Allowance 's greater than the Fixed Allowance, as provided in Section 6 of the First Addendum), and the combined Base Rent for the Additional Space and the Original Premises shall be the Race Rent for the entire Premises under the Law;

               (v) The combined Base Rant for the entire Premises shall be increased on the 19111, 37th and 64th months of the Team of the lease (as calculated from the Term Commencement Data) by three and one-half percent (3 1/2%) of the then existing combined Base Rent (as it may have been previously increased). If the Increased Base Rent for the Additional Space Is not effective on the in month of the Tent pert the Increased Base Rent for the Additional Space shah be deemed to be effective for purpose of calculating the Increase in Base Rent for the 19th month of the Term if the Additional Space Commencement Date cram more than sixty (60) days after the Term Commencement Data, That the three and one-half percent (3 1/2%) Increases h One Rent for the Additional Space shall be delayed by the number of days following the Term Commencement Oats until the Additional Space Commencement Oath however, this delay shad not affect the occurrence of the three and one-half percent (3 1/2%) increases in Base Rent for the Original Premises as described above.

          (d) Tenant's Proportionate 8h an. As of the Tens Commencement Date, Ten Tenant's Proportionate Share, as set forth h the Basic Lease Information of the Lease, shall be Increased to 100%, circa, as of the Tam Commencement Date. Tenant shag be leasing the entire Building.

          (e) Parking Density. As of the Term Commencement Date, the number of parking spaces available for use by Tenant shall be modified to be ell of the parking spaces located on the Project

          (f) Tenant Improvements for Additional Specs. Landlord shall alter and improve the Additional Space with the Tenant Improvements as depicted in the Schematic Drawing and in accordance with the terms and conditions of the Lease (including, without limitation, all attachments thereto); provided, however, that for purposes of determining the scope of the portico' obligations with respell to the Tenant Improvements for the Additional Space, the following shall apply:

               (i)  Landlord   shall  act   reasonably  and  diligently  in  the
commencement end substantial completion of the Tenant Improvements for the Additional Space, and Tenant shall act reasonably and cooperatively with Landlord to enable the substantial completion of the Tenant Improvements for the Additional Space to occur at the earliest date practicable. The first sentence of Section 2.2 of the Work Letter attached as Exhibit 'B' to the Lease (i.e., the Commencement Date shall occur by June t, 1998) shall, subject to Section 35 of the Lease, be applicable to the Tenant Improvements for the Original Premises end the Additional Space. In no event, subject to Section 35 of the Lease, shall the Additional Space Commencement Date occur later than December 31, 1998.

               (ii) The following provisions of the Lease chef) not be applicable to the construction of the Tenant Improvements for the Additional
Space: (i) the fast sentence of Section 1 of the Work Letter and (ii) Section 5 of the First Addendum.

               (iii) References m the Lease (including, without limitation, the Work Letter) to the Tenant Improvements shay mean the Tenant Improvements for the Additional Space, and references to the Commencement Date shall mean the Term Commencement Date.

If Tenant wishes to make any changes to the Tenant Improvements for the Additional Space from those depicted on the Schematic Drawing, and such changes are approved In writing by Land= (Landlord's approval shall not be unreasonably withheld, except that Landlord's approval may be withheld in Landlord's sole discretion as to any changes which materially diminish the construction costs of the Tenant Improvements for the Additional Space below $17.00 co per square foot), then Tenant shall bear the ensue tort of cur, changes (inducting, without limitation, all architectural fees and costs, permit fees end cost and all additional costs to construct and install the Tenant Improvements for the Additional Space (including the 4% construction fee to Landlord) related to such changes), and the date of substantial completion of the Tenant Improvements for the Additional Space shall be deemed to have occurred on the date same would have occurred but for such changes. The costs of such changes that are to be home by Tenant shall be paid by shortening the Additional Space Base Rent Increase Date as described in Section 1(g) below.

          (g) Payment of Construction Costs. Landlord's construction allowance for the Tenant Improvements for the Additional space shall be $339,210.00 too (super square foot of the Additional Space) ("Landlord's Additional Construction Allowance) Tenant Improvements for the Additional Space (which Tenant Improvements shag rot Include the Landlord's Warts (Landlord's wont shall be a worst for the building that is not Tenant improvements, whether such Tenant Improvements are to ft Original Pa the Additional Space], but shall include ft architectural fees and acts of Calpo/Horn/Macaulay/Doug for the Project). It is Intended that the monthly Base Rent shad rat be increased ( the Increase in t construction costs Is simply bemuse construction coats for the Tenant Improvements for the Additional Space were higher than expected, and f monthly Base Rent shag not be decreased if there is a decease in the construction costs aft* because construction costs for the Tenant Improvements for the Additional Space were lower titan expected. In the event the actual construction costs of the Tenant Improvements for the Additional Spew exceeds or is less than Landlord's Additional Construction Allowance solely due to Tenant changes h ft Tenant Improvement for the Additional Space, Landlord shall pay such actual construction cuts; provided, however, that there shall be an adjustment in the occurrence of the Additional Space Base Rent increase Date (either to lengthen or shortest the time period before which the Increased Base Rent for the Additional Space becomes effective and payable) as follows:

               (i) If the actual Construction Costs for the Tenant Improvements for the Additional Space are greater titan Landlord's Additional Construction Allowance due solely to Tenant's changes, then the amount of such excess shag be paid try Tenant to Landlord in the form of a shortening of the time period before which the Additional Space Base Rent Increase Date oars. For example, If such excess Is $30,000.00, then the Additional Space Base Rent Increase Date shag occur sooner by four (4) months (and the $627.20 remainder shall be paid by Tenant to Landlord as additional Base Rent for the Additional Space in the month preceding the Additional Space Base Rent Increase Dot:).

               (ii) Alternatively, if the actual Construction Costs fix the Tenant Improvements for the Additional Space ass less than Landlord's Additional Construction Allowance due solely to Tenant's changes, then the shortfall shall be recaptured by Tenant in tile form of a lengthening of the time period betas which the Additional Space Base Rent Increase Dale occurs, For example, If tile shortfall is $30,000.00, then the Additional Space Base Rent Increase Date shad occur low by four (4) months (and the $627.20 remainder shall be a credit against the Base Rent for the Additional Space in the month in which the Additional Space Base Rent Increase Date occurs).

               (iii) Notwithstanding anything to the contrary contained in this Section t (g), N as a result of Tenant changes in the Tenant Improvements for the Additional Space, the construction costs for the Tenant Improvements for the Additional Space exceed $406,001.82 ($21.21 per square foot of the Additional Space), then Tenant shall pay the excess costs to Landlord within ten (10) days air written request therefore from Landlord. and in arty event prior to the date Landlord Incurs such costs.

          (h) Evidence of insurance Coverage. On the Term Commencement Date. Tenant shag cause the insurance which Tenant is obligated to obtain under the Lease to be revised such that R shall also be applicable to and cover the Original Premises and the Additional Space, and Tenant shall deliver a Certificate of Insurance therefore to Landlord on the Term Commencement Date.

     2. Exercise of Right of First Refusal. The execution of this Amendment shag be considered as Tenant's exercise of its First Refusal Right contained in Paragraph 3 of the First Addendum. Therefore, said Paragraph 3 of the First Addendum is hereby deleted in its entirety and shall have no further force or effect. Furthermore, as a result of the exercise by Tenant of its post Refusal Right, same automatically terminated Tenant's Cancellation Option, and as such, Paragraph 4 of the First Addendum is also hereby deleted in its entirety and shah have no further force or effect

     3. Tenant Estoppel Statement. Tenant hereby certifies and agrees that the Lease is in full force and effect. Landlord is not currently in default under the Lease, and, to the best of Tenant's knowledge, no event has occurred which, with the giving of notice or the passage of time, or both would ripen into Landlord's default under the Lease. Tenant further acknowledges that the Lease has rot teen modified or amended in-any way prior to the date of this Amendment.

     4. Defined Terms; Captions. All terms in this Amendment not otherwise define: herein shall have the same definitions as are provided therefore in the Lease. The captions use: In this Amendment are for convenience of reference only and shall have no effect upon the interpretation of thus Amendment.

     5. Authorization to Sight. Landlord and Tenant hereby warrant and represent to each other that the persons signing the Lease and this Amendment have the authority to sign such documents on behalf of such party and that such documents art binding upon such party in accordance wit their terms. Upon request by either party hereto, the other parry shall provide reasonable evidence of the authority of the signatories on its behalf to the Lease and this Amendment.

     6. Ratification of Lease. Except as expressly amended and modified herein. the lease shat remain h full force and effect and, as hereby amended, Is ratified and confirmed by the panties hereto. !n the event of a conflict between the provisions of this Amendment and thane of the lease, the provision of this Amendment shall control,

     7. Brokers. The provisions of Paragraph 36 of the lease dealing with the brokerage commission payable to Comish 6 Carey Commercial and the representation warranty and indemnity by Tenant contained therein shall also be applicable to the lease of the Additional Space.

     IN WITNESS WHEREOF. the parties hereto have executed this Amendment as of the date first set forth above.

"LANDLORD"                              "TENANT"

STANFORD RANCH I, LLC,                  SPECTRIAN, Inc.
a Delaware limited liability company    a Delaware Corporation

By: /s/ Larry D. Kelley                 By: /s/ Stephen B. Greenspan
    ------------------------------          ------------------------------------
Name: Larry D. Kelley                   Name: Stephen B. Greenspan
Title: President                        Title: Chief Operating Officer

                              AMENDED EXHIBIT "A"

        SCHEMATIC DRAWING SHOWING ORIGINAL PREMISES AND ADDITIONAL SPACE

                                [TO BE ATTACHED)

                                   SITE PLAN

                                   [GRAPHIC]

                           STANFORD RANCH DEVELOPMENT

                                   EXHIBIT B

1.   One stained ceiling tile at Double Doors

2.   Plastic wrap or taps is Supply Air Diffuser

3.   Two drywall crack at Office and Lunchroom

4.   One toilet tank leaking in Men's Restroom

5.   Install Women's Bathroom sign

6.   Rolling Door-Requites seal or removal

7.   Sprinkler Head leaking

8.   Three water stained ceiling tiles

9.   One light (2x4) out at end of building

10.  Severs discolored light: (lenses, tube: or ballast)

11.  Outside door not closing properly (near three stained tile:)

12.  Electrical Room - Drywall crack above door

13.  Electrical Room - Fine tape outside corner

14.  Install Escutcheon at Exit Sigh by restrooms

15.  Drywall cracks in back room a Receiving

16.  Exterior Dears sticking at T.I. Suite and exterior side

                                   EXHIBIT C